As filed with the United States Securities and Exchange Commission on September 2, 2005

                                                     Registration No. 333-124220
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                          AMENDMENT NO. 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                               ETOTALSOURCE, INC.
                               ------------------
                (Name of Registrant as specified in its charter)

              Colorado                                7372                       84-1066959
              --------                                ----                       ----------
     (State or Other Jurisdiction          (Primary Standard Industrial        (I.R.S. Employer
    of Incorporation or Organization)        Classification Code Number)        Identification No.)

                                                    Michael A. Littman
       1510 Pool Boulevard                           7609 Ralston Rd.
       Yuba City, CA 95993                           Arvada, CO 80002
         (530) 751-9015                              (303) 422-8127
         --------------                              --------------
(Address and telephone number                  (Name, address, and telephone
of principal executive offices)                number of agent for service)

                                   Copies to:

         Clayton E. Parker, Esq.                                     Christopher J. DeLise, Esq.
 Kirkpatrick & Lockhart Nicholson Graham,LLP                  Kirkpatrick & Lockhart Nicholson Graham, LLP
       201 South Biscayne Boulevard                                 201 South Biscayne Boulevard
                Suite 2000                                                  Suite 2000
             Miami, FL 33131                                              Miami, FL 33131
        Telephone: (305) 539-3300                                    Telephone: (305) 539-3300
        Telecopier: (305) 358-7095                                   Telecopier: (305) 358-7095

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|
         If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the Prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
------------------------------  ------------------------  --------------------------  ----------------------  -------------------
                                                              Proposed Maximum          Proposed Maximum          Amount Of
   Title Of Each Class Of                                 Offering Price Per Share     Aggregate Offering        Registration
 Securities To Be Registered    Amount To Be Registered              (1)                    Price (1)               Fee(3)
------------------------------  ------------------------  --------------------------  ----------------------  -------------------
Common Stock, no par value       244,590,900 shares (2)                       $0.03              $7,337,700              $931.89
per share
------------------------------  ------------------------  --------------------------  ----------------------  -------------------
TOTAL                            244,590,000 shares (2)                       $0.03              $7,337,700              $931.89
------------------------------  ------------------------  --------------------------  ----------------------  -------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the closing price on or before April 21, 2005.

(2) Of these shares, 200,000,000 shares of common stock issued under the 2005 Standby Equity Distribution Agreement, 31,250,000 shares of common stock underlying the 2005 Secured Convertible Debentures, and 3,833,334 shares of common stock issued as a one-time commitment fee.

(3) The registration fee was previously paid as part of the Registration Statement filed with the U.S. Securities and Exchange Commission on April 21, 2005.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Prospectus subject to completion, dated September 82, 2005


                                   PROSPECTUS

                               eTotalSource, INC.
                       244,590,000 Shares of Common Stock


         This Prospectus relates to the sale of up to 244,590,000 shares of common stock of eTotalSource, Inc. by certain persons who are, or will become, stockholders of eTotalSource. The selling stockholders consist of:

      o Cornell Capital Partners, LP which intends to sell up to an aggregate amount of 235,083,334 shares of eTotalSource common stock, which includes 200,000,000 shares of common stock issued under the 2005 Standby Equity Distribution Agreement, 31,250,000 shares of common stock underlying the 2005 Secured Convertible Debentures, and 3,833,334 shares of common stock issued as a one-time commitment fee.

      o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by eTotalSource in connection with the 2005 Standby Equity Distribution Agreement, which intends to sell 166,666 shares of eTotalSource common stock issued as a one-time placement agent fee.

      o Other selling stockholders, whom intend to sell up to an aggregate amount of 9,340,000 shares of eTotalSource common stock previously issued in various financing transactions with eTotalSource.


         Please refer to "Selling Stockholders" beginning on page 15 of this Prospectus.

         eTotalSource is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. eTotalSource will, however, receive proceeds from the sale of common stock under the 2005 Standby Equity Distribution Agreement. All costs associated with this registration will be borne by eTotalSource.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On August 30, 2005, the closing price of our common stock was $0.02 per share.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the 2005 Standby Equity Distribution Agreement. Pursuant to the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98%, or a 2% discount, of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the advance notice date. The 2% purchase price discount on the purchase of the common stock to be received by Cornell Capital Partners, and the 3,833,334 shares issued as a one-time commitment fee under the 2005 Standby Equity Distribution Agreement, are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by eTotalSource under the 2005 Standby Equity Distribution Agreement. eTotalSource has paid Cornell Capital Partners a one-time commitment fee in the form of 3,833,334 shares of our common stock.

         eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the 2004 Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 shares of eTotalSource's common stock.

         eTotalSource's common stock is dually quoted on the Over-the-Counter Bulletin Board and Pink Sheets under the symbol "ETLS.OB."

         These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 6 of this Prospectus.

         With  the  exception  of  Cornell   Capital   Partners,   which  is  an
"underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 23 months after the accompanying registration statement is declared effective by the United States Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      Neither the United States Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is September __, 2005.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................4
RISK FACTORS..................................................................6
FORWARD-LOOKING STATEMENTS...................................................13
SELLING STOCKHOLDERS.........................................................14
USE OF PROCEEDS..............................................................19
DILUTION ....................................................................20
THE STANDBY EQUITY DISTRIBUTION AGREEMENT....................................21
PLAN OF DISTRIBUTION.........................................................24
MANAGEMENT'S DISCUSSION AND ANALYSIS.........................................26
DESCRIPTION OF BUSINESS......................................................31
MANAGEMENT...................................................................34
FISCAL YEAR-END OPTIONS/SAR VALUES...........................................37
DESCRIPTION OF PROPERTY......................................................38
LEGAL PROCEEDINGS............................................................39
PRINCIPAL STOCKHOLDERS.......................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................42
MARKET PRICE OF AND DIVIDENDS  ON THE REGISTRANT'S COMMON
  EQUITY AND OTHER STOCKHOLDER MATTERS.......................................43
DESCRIPTION OF SECURITIES....................................................46
  EXPERTS ...................................................................50
LEGAL MATTERS................................................................50
HOW TO GET MORE INFORMATION..................................................50
FINANCIAL STATEMENTS........................................................F-i
PART II ....................................................................II-1

                               PROSPECTUS SUMMARY


Our History

         Premium Enterprises, Inc. was incorporated in Colorado on September 16, 1987. For a period of time in 1988-94, Premium operated three fast lube locations, at various times in Arizona and Colorado as "Grease Monkey" franchises. The locations were unprofitable, two were sold, and the last franchise closed in 1994. Premium then attempted to enter the automobile and truck tire recycling business in 1994. It formed a limited partnership of which it owned 62.5% and commenced limited tire recycling operations. The equipment proved to be inadequate and Premium ran out of capital to continue operations and ceased all operations in 1996. Premium wrote-off all of its investment in equipment and licenses for tire recycling in 1996. Premium was dormant from 1996 through 2002.

         eTotalSource, Inc. was incorporated in California on February 7, 2000. eTotalSource was founded with the express goal of designing a better interface for information and education multimedia delivery.

         On December 20, 2002, Premium entered into a Plan and Agreement of Reorganization with eTotalSource and its shareholders whereby Premium acquired 91% of the issued and outstanding common stock of eTotalSource in exchange for 15,540,001 shares of common stock of Premium. The contract was completed December 31, 2002. On June 17, 2003, Premium's shareholders voted to amend the Articles of Incorporation to change the name of Premium Enterprises, Inc. to eTotalSource, Inc. eTotalSource is a subsidiary of Premium. The sole business of Premium is that of its subsidiary, eTotalSource.


Our Business

         eTotalSource is a developer and supplier of proprietary multimedia software technology and a publisher of multimedia training content. Its clients have included: U.S. Department of Defense, Boeing, Steven Spielberg Online Film School, Pacific Bell/SBC, Grant School District, California State University, Logistics Management Institute, First American Title Company and other corporate entities. The Company's clients work with eTotalSource to develop, produce, market, and distribute multimedia development software. eTotalSource is also marketing educational training programs it has produced utilizing its proprietary software.

         eTotalSource was founded with the express goal of designing a better interface for information and education multimedia delivery. Approximately one year after inception, the beta Presenta Pro(TM) platform was completed and has been continually enhanced ever since. Presenta Pro(TM) features back-end development of multi-panel time synchronized presentations and course work, as well as testing, feedback and performance monitoring. Clients are utilizing Presenta Pro(TM) as a platform for distance learning and computer-based training. Presenta Pro(TM) is delivered via the Internet, intranet, or CD/DVD ROM. Presenta Pro(TM) simplifies the production and delivery of multimedia presentations and content while at the same time improving the quality and effectiveness of the presentations. Presenta Pro(TM) is designed with cost saving features and it offers post-production opportunities.

         eTotalSource employs a dual strategy to meet market demands and opportunities that includes both software licensing and publishing: software licensing and publishing. eTotalSource is licensing Presenta Pro(TM) software via distribution partners and an internal sales and marketing team. The marketing team intends to direct its sales effort in targeting the education, corporate and government markets. The cost of the product ranges from $5,500 to $15,000, and eTotalSource is positioning the software package for a volume intensive market. The nearest competitor (in quality or functionality), Virage, prices its product at substantially higher prices. eTotalSource's aggressive pricing policy is intended to appeal to governments, schools and corporate clients. eTotalSource also publishes and produces original content and postproduction services, and participates in the sales and distribution of the final published product.

         eTotalSource shares in the revenue derived from the program sales. eTotalSource carefully chooses its content, identifying unique subjects and niches offering more probable sales. eTotalSource believes these markets are generally underserved and in need of the program packages that it produces.

Going Concern

         The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. eTotalSource has incurred significant operating losses since inception and as of June 30, 2005, had a net working capital deficit of $2,838,158, a stockholders' deficit of $2,941,870, notes payable totaling $967,000 were in default with related accrued interest in arrears of $63,765, and legal judgments against eTotalSource totaling $204,788 have been adjudicated. Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Additionally, we may obtain funding from Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement, subject to the limitations discussed elsewhere in this Prospectus. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy. Unless eTotalSource successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about eTotalSource's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.


The Offering

         eTotalSource cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and eTotalSource has not determined the total amount of advances it intends to draw. It may be necessary for eTotalSource's shareholders to approve an increase in eTotalSource's authorized common stock for eTotalSource to register additional shares of common stock in order to have sufficient authorized shares available to draw down the full amount under the 2005 Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement, after we have issued 200,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

         The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement will have a dilutive impact on eTotalSource stockholders. At a recent stock price of $0.02 per share, eTotalSource would have to issue 510,204,082 shares of common stock to draw down the entire $10,000,000 available under the 2005 Standby Equity Distribution Agreement. eTotalSource is only registering 200,000,000 shares of its common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, which at a recent stock price of $0.02 per share, eTotalSource would be able to receive maximum gross proceeds of $3,920,000 under the 2005 Standby Equity Distribution Agreement. Upon issuance, these shares would represent approximately 81% of eTotalSource then issued and outstanding common stock as of August 30, 2005.

         The significant downward pressure on eTotalSource's stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause eTotalSource's stock price to decline, thus allowing short sellers of eTotalSource stock an opportunity to take advantage of any decrease in the value of eTotalSource stock. The presence of short sellers in eTotalSource's common stock may further depress the price of eTotalSource's common stock.

         eTotalSource is registering 244,590,000 shares of common stock in this offering. These shares represent approximately 82% of eTotalSource's authorized capital stock and would upon issuance represent approximately 84% of the then issued and outstanding common stock and eTotalSource anticipates all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on eTotalSource in an election of directors.


                                    About Us

         eTotalSource's principal place of business is located at 1510 Poole Boulevard, Yuba City, California 95993. eTotalSource's telephone number is (530) 751-9615.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, eTotalSource stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to an aggregate amount of 244,590,000 shares of eTotalSource common stock, which, based on a recent stock price of $0.02 per share, includes 200,000,000 shares pursuant to the 2005 Standby Equity Distribution Agreement, 31,250,000 shares underlying the 2005 Secured Convertible Debentures, and 3,833,334 shares in connection with a one-time commitment fee.

      o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by eTotalSource in connection with the 2004 Standby Equity Distribution Agreement, which intends to sell up to 166,666 shares of eTotalSource common stock issued as a one-time placement agent fee.

      o Other selling stockholders, whom intend to sell up to an aggregate amount of 9,340,000 shares of eTotalSource common stock previously issued in various financing transactions with eTotalSource.

         Pursuant   to  the  2005   Standby   Equity   Distribution   Agreement,
eTotalSource may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of its common stock for a total purchase price of $10,000,000. However, based on the current price of eTotalSource's common stock, it does not have a sufficient number of shares to permit delivery of the securities required to obtain the $10,000,000. Cornell Capital Partners will purchase the shares of common stock for 98% of the lowest volume weighted average price of eTotalSource common stock during the five consecutive trading days immediately following notice of eTotalSource's intent to make a draw down under the 2005 Standby Equity Distribution Agreement. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by eTotalSource under the 2005 Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the 2005 Standby Equity Distribution Agreement at the then-prevailing market price.

         Based on eTotalSource's recent stock price of $0.02 per share, eTotalSource would have to issue to Cornell Capital Partners 510,204,082 shares of its common stock in order to draw down the entire $10,000,000 available to eTotalSource under the 2005 Standby Equity Distribution Agreement. As of August 30, 2005, eTotalSource had 46,710,821 shares of common stock issued and outstanding.


Common Stock Offered                                    244,590,000 shares by selling stockholders

Offering Price                                          Market price

Common Stock Outstanding Before the Offering            46,710,821 shares (as of August 30, 2005)

Use of Proceeds                                         eTotalSource  will not receive any  proceeds  from the shares
                                                        offered   by   the   selling   stockholders.   Any   proceeds
                                                        eTotalSource  receives  from the sale of common  stock  under the Standby  Equity  Distribution  Agreement will be used for
                                                        general   corporate   and  working   capital   purposes   and
                                                        acquisitions.  See "Use of Proceeds."

Risk Factors                                            The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                        "Dilution."

Over-the-Counter Bulletin Board Symbol                  "ETLS.OB"

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of eTotalSource's financial statements, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus as well as with eTotalSource's financial statements and the notes thereto.

                          Statement Of Operations Data

                                                        Six           Six
                                                   Months Ended   Months Ended     Year Ended       Year Ended
                                                     06/30/05        06/30/04        12/31/04        12/31/03
                                                  ------------    ------------    ------------    ------------
Revenues                                          $     28,984    $    115,266    $    209,198    $    281,919

General and Administrative Expenses                    519,671       1,205,138       2,390,905       1,860,146
                                                  ------------    ------------    ------------    ------------
Operating Income (Loss)
                                                      (490,686)     (1,089,871)     (2,181,707)     (1,578,227)
                                                  ------------    ------------    ------------    ------------
Other Income (Expense)
  Gain (loss) on sale/ retirement of assets                 --          (1,140)             --         205,705
  Interest expense
                                                      (112,539)       (103,879)       (190,592)       (602,045)
  Other income (expense), net                            1,275           1,273            (376)          7,992
                                                  ------------    ------------    ------------    ------------
    Total Other Income (Expense)                      (111,264)       (103,747)       (190,968)       (388,348)
                                                  ------------    ------------    ------------    ------------
Net (Loss)                                        $   (601,951)   $ (1,193,618)   $ (2,372,675)   $ (1,966,575)
                                                  ============    ============    ============    ============
Basic and Diluted (Loss) per Share                $      (0.01)   $      (0.04)   $      (0.06)   $      (0.10)
                                                  ============    ============    ============    ============
Weighted Average Common Shares Outstanding          46,710,821      31,552,844      37,897,170      19,830,586
                                                  ============    ============    ============    ============

                               Balance Sheet Data


                                                                         June 30,         December 31,
                                                                          2005               2004
                                                                    ----------------    ----------------
                                     ASSETS
Current Assets
  Cash                                                              $          8,859    $         37,849
  Accounts receivable                                                          1,121                  --
   Other                                                                       1,244               1,296
                                                                    ----------------    ----------------
    Total Current Assets                                                      11,224              39,145
                                                                    ----------------    ----------------

  Property and equipment
  Equipment                                                                   86,772              88,122
  Less accumulated depreciation                                              (62,038)            (56,786)
                                                                    ----------------    ----------------
    Total Property and Equipment, net                                         24,734              31,336
                                                                    ----------------    ----------------

Other Assets
  Patents applications and trademarks, net                                    22,890              24,907
  Deposits                                                                       721               1,162
                                                                    ----------------    ----------------
    Total Other Assets                                                        23,611              26,069
                                                                    ----------------    ----------------

    Total Assets                                                    $         59,569    $         96,550
                                                                    ================    ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Convertible notes payable                                         $        250,000    $        417,569
  Other notes payable                                                        757,000             632,000
  Judgments payable                                                          204,788             204,788
  Accounts payable                                                           356,526             183,461
  Accrued compensation payable                                             1,021,408             845,880
  Accrued interest payable                                                   214,661             185,475
  Other accrued liabilities                                                       --                  --
  Deferred revenue                                                            45,000              67,500
                                                                    ----------------    ----------------
    Total Current Liabilities                                              2,849,382           2,536,673
                                                                    ----------------    ----------------

                                                                    ----------------    ----------------
Convertible Notes Payable, less current maturities                           152,058             117,900
                                                                    ----------------    ----------------

    Total Liabilities                                                      3,001,440           2,654,573
                                                                    ----------------    ----------------


Stockholders' Equity (Deficit)
  Common stock; no par value;  300,000,000 shares authorized,
    46,710,821 shares issued and outstanding on June 30, 2005
    and December 31, 2004, respectively                                    6,002,403           5,784,300
  Accumulated (deficit)                                                   (8,944,274)         (8,342,323)
                                                                    ----------------    ----------------
    Total Stockholders' (Deficit)                                         (2,941,871)         (2,558,023)
                                                                    ----------------    ----------------
Total Liabilities and Stockholders' (Deficit)                       $         56,569    $         96,550
                                                                    ================    ================

                                  RISK FACTORS

         eTotalSource's business involves a high degree of risk. You should carefully consider the following risk factors and the other information in this Prospectus, including eTotalSource's financial statements and the related notes. If any of the following risks actually occurs, eTotalSource's business, operating results, prospects or financial condition could be seriously harmed.

         ETOTALSOURCE IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES OR DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE ETOTALSOURCE'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, ETOTALSOURCE'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF ETOTALSOURCE'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          Risks Related To Our Business


eTotalSource Lost Money For The Years Ended December 31, 2004 and 2003, The Six months Ended June 30, 2005, And Losses May Continue In The Future

         For the 12 months ended December 31, 2004 and 2003, we incurred a net loss of $2,372,675 and $1,966,575, respectively. For the six months ended June 30, 2005 and June 30, 2004, we incurred net losses of $601,951 and $1,193,618, respectively. We anticipate that we will in all likelihood have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan. Our ability to continue as a going concern will be dependent upon our ability to draw down on the 2005 Standby Equity Distribution Agreement which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down on the 2005 Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.


There Is Substantial Doubt About Our Ability To Continue As A Going Concern Due To Insufficient Revenues To Cover Our Operating Costs, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

         Our independent auditors added a going concern qualification to their report issued in connection with their audit of our December 31, 2004 and 2003 financial statements. The auditors noted in their report that eTotalSource incurred significant recurring losses, and as of December 31, 2004 had a substantial liquidity shortage, including default conditions on certain notes payable and judgments payable to creditors. As a consequence, the auditors noted that eTotalSource required significant additional financing to satisfy outstanding obligations and continue operations, and the auditors opined that unless eTotalSource obtained suitable significant additional financing, there is substantial doubt about eTotalSource's ability to continue as a going concern. Those conditions continued through the first and second quarters of 2005 resulting in operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors.

         The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. eTotalSource has incurred significant operating losses since inception and as of June 30, 2005, had a net working capital deficit of $2,838,158, a stockholders' deficit of $2,941,870, notes payable totaling $967,000 were in default with related accrued interest in arrears of $63,765, and legal judgments against eTotalSource totaling $204,788 have been adjudicated.

         Management anticipates that eTotalSource will incur net losses for the immediate future, and expect eTotalSource's operating expenses to increase significantly, and, as a result, eTotalSource will need to generate monthly revenue if it is to continue as a going concern. To the extent that we do not generate revenue at anticipated rates from contracts with the government and others, that we do not obtain additional funding, that our stock price does not increase, that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements which accompany this Prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We May Not Be Able To Access Sufficient Funds When Needed Under The 2005 Standby Equity Distribution Agreement And The Price Of Our Common Stock Will Affect Our Ability To Draw Down On The Standby Equity Distribution Agreement

         Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by the 2005 Standby Equity Distribution Agreement. We may not provide advance notice less than six trading days apart and each maximum drawdown is limited to $200,000 every seven trading days. Because of the advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price was higher. Our Articles of Incorporation currently authorize eTotalSource to issue 300,000,000 shares. In the event that it becomes necessary for us to increase our authorized common stock, and we do not obtain shareholder approval to amend our Articles of Incorporation and increase our authorized common stock, we will not be able to draw down the entire $10,000,000 available under the 2005 Standby Equity Distribution if the price of our common stock declines. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement, after we have issued 200,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

         In addition, we are not registering enough shares to draw down the entire $10,000,000 available to us under the 2005 Standby Equity Distribution Agreement. Specifically, there is an inverse relationship between the price of our common stock and the number of shares of common stock which will be issued under the 2005 Standby Equity Distribution Agreement. Based on our recent stock price of $0.02, we would have to issue to Cornell Capital Partners 510,204,082 shares of our common stock in order to draw down the entire $10,000,000 available to us under the 2005 Standby Equity Distribution Agreement. We are registering 200,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement (plus, an additional 3,833,334 shares being registered as a one-time commitment fee, and an additional 31,250,000 shares underlying the 2005 Secured Convertible Debentures) in the accompanying registration statement. Based on our recent stock price of $0.02 and the fact that we are registering 200,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, we could only draw down a maximum gross amount of $3,920,000 under the 2005 Standby Equity Distribution Agreement. Our Articles of Incorporation currently authorize eTotalSource to issue 300,000,000 shares and, as of August 30, 2005, we had 46,710,821 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued the 200,000,000 shares being registered under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs on the 2005 Standby Equity Distribution Agreement. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our 2005 Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our 2005 Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

         In light of the foregoing limitations, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement; however, we do not currently have sufficient authorized shares given the current price of our stock to permit the delivery of the securities required to obtain the maximum $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell to draw down the maximum advance amount of $200,000.

         In addition, pursuant to the terms of 2005 Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock. In the event that Cornell Capital Partners decides to not sell the shares of our common stock that have been issued to it after they receive an advance from us in order to keep them below 9.9% beneficial ownership, the potential adverse impact on our ability to receive funds under the 2005 Standby Equity Distribution Agreement given Cornell Capital Partners' current 8.21% ownership in eTotalSource would be that the we would not have sufficient funds to continue operations beyond September 30, 2005. The maximum dollar amount that we may require Cornell Capital Partners to purchase in a single draw, if Cornell Capital Partners decides not to sell any of its currently held securities, depends on the current price of our stock and the balance of shares to bring Cornell Capital Partners to the 9.9% ownership limitation. The following table outlines the maximum purchases for Cornell Capital Partners based on a range of stock prices.

  eTotalSource:                      Current Issued Shares:          46,710,821
  -------------

  Cornell Capital Partners:          Current Shares Held:             3,833,334
  -------------------------
                                     Current %                            8.21%
                                     Maximum %                            9.90%
                                     Maximum # of Shares:             4,624,371
                                     Balance of Shares:                 791,037

                                                                                          @25%             @ 50%
                                                                                          Increase         Increase in
                                               @ 50% Decrease In       @ 25% Decrease in  in Current       Current Share
Current Price Per Share    @ 100%            Current Share Price     Current Share Price  Share Price      Price
-----------------------    -------------   ---------------------     -------------------  --------------   --------------
                  $0.02          $15,821                  $7,910                 $11,865         $19,776          $23,731

-------------------------------------------------------------------------------------------------------------------------

         Accordingly, if we are unable to draw down sufficient funds under the 2005 Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.


We Have Negative Working Capital Which May Affect our Ability to Continue As A Going Concern

         We had negative working capital of $2,497,528 and $2,385,502 at December 31, 2004 and December 31, 2003, respectively, negative working capital of $2,838,158 for the six months ended June 30, 2005, and continue to need cash for operations. We have relied on significant external financing to fund our operations. As of June 30, 2005, we had $8,859 of cash on hand, total current assets were $11,224, and our total current liabilities were $2,849,382. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the Standby Equity Distribution Agreement, we believe that we have sufficient funds to continue operations only until September 30, 2005. If for whatever reason sufficient funds are not available under the 2005 Standby Equity Distribution Agreement, we will attempt to secure additional funding from third parties, but there is no assurance that we will be successful in obtaining such funding. We estimate that we will require, at a minimum, approximately $2,000,000 to fund our operations in accordance with our business plan for 12 months following the anticipated effective date of the accompanying Registration Statement. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


We Need Additional Capital To Be Successful, Which Will Potentially Dilute The Value Of Our Shareholders' Shares

      We need substantial capital to execute our business plan. To finance our operations to date, we have relied on private offerings, exercises of warrants, and loans. As of June 30, 2005, we have issued an aggregate of 11,731,908 shares of common stock for cash to finance our operations. We will issue up to an additional 33,534,700 shares for services if all of the outstanding options and warrants as of August 30, 2005 are subsequently exercised. The terms on which we obtain additional financing, including the exercise of outstanding debentures and warrants, may dilute the existing shareholders' investment, or otherwise adversely affect their position. It is also possible that we will be unable to obtain the additional funding we need as and when we need it. If we are unable to obtain additional funding as and when needed, we could be forced to curtail or cease our operations.

All Of Our Assets Are Securing Our Obligations To Cornell Capital Partners

         Pursuant to the terms contained in that certain Security Agreement dated April 20, 2005, by and between eTotalSource and Cornell Capital Partners, all of our obligations under the 2005 Securities Purchase Agreement, the 2005 Secured Convertible Debentures, the 2005 Investor Registration Rights Agreement, the 2005 Irrevocable Transfer Agent Instructions, and the 2005 Escrow Agreements are secured by substantially all of our non-cash assets as of such date or thereafter acquired by us. Accordingly, if we are unable to satisfy any of our obligations under the foregoing agreements, our assets may be foreclosed upon and our business may be shut down.


Our Success Is Based On Increasing Demand For Our Products

         We depend on the continued demand for our products and on favorable general economic conditions. We cannot assure you that our business strategy will be successful or that we will successfully address these risks or difficulties. If we should fail to adequately address any of these risks or difficulties, we could be forced to curtail or cease our business operations.


We Rely On Our Senior Management And Will Be Harmed If Any Or All Of Them Leave

         Our success is dependent on the efforts, experience and relationships of Terry Eilers, our Chief Executive Officer and Chairman, Virgil Baker, our Chief Financial Officer and a director, and Michael Sullinger, our Chief Operating Officer and a director, and other essential staff. If any of these individuals become unable to continue in their role, our business or prospects could be adversely affected. Although we have entered into employment agreements with each of our executive officers, we cannot assure you that such individuals will continue in their present capacity for any particular period of time.


Fluctuations In Our Operating Results May Adversely Affect Our Stock Price And Purchasers Of Our Shares Of Common Stock May Lose All Or A Portion Of Their Investment

         Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of shareholders desiring to sell their share, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors.

         Accordingly, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. If the selling shareholders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease. It is possible that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.


Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

         Our common stock is currently traded on the Over-the-Counter Bulletin Board and Pink Sheets. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock from approximately January 1, 2005 through September 1, 2005 was 59,534 shares. The high and low trading price of our common stock during the same period has been $0.0525 and $0.015, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

      o stock in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

         Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

         Shareholders should be aware that, according to United States Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. eTotalSource's management is aware of the abuses that have occurred historically in the penny stock market. Although eTotalSource does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to eTotalSource's securities.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under 2005 The Standby Equity Distribution Agreement

         The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At our current stock price of $0.02, we would have to issue 510,204,082 shares of common stock to draw down the entire $10,000,000 available to us under the 2005 Standby Equity Distribution Agreement. These shares would represent approximately 92% of our outstanding common stock upon issuance. In the event that we need to issue
510,204,082 shares to fully utilize the 2005 Standby Equity Distribution Agreement, we would have to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock above the current 300,000,000 shares authorized.


The 2005 Standby Equity Distribution Agreement Could Have An Adverse Effect On Our Ability To Make Acquisitions With Our Common Stock

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. As we issue shares of common stock pursuant to the 2005 Standby Equity Distribution Agreement, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement, after we have issued 200,000,000 being registered in the accompanying registration statement and assuming we have obtained shareholder approval to increase our authorized common stock, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

Sale Of Shares Eligible For Future Sale Could Adversely Affect The Market Price

         All of the approximate 8,117,946 shares of common stock which are currently held, directly or indirectly, by management (as well as an additional 2,743,408 shares held directly or indirectly by our non-management directors) have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended. In general, under Rule 144 a person (or persons whose shares are aggregated), who has beneficially owned shares acquired in a non-public transaction, for at least one year, including persons who may be deemed affiliates of eTotalSource, as defined, would be entitled to sell within any 3-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. If a substantial number of the shares owned by these stockholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.


eTotalSource's Competition is Better Capitalized and Has Greater Marketing Capabilities Which Could Adversely Affect eTotalSource's Ability to Compete in the Marketplace

         eTotalSource is in competition with other services and products developed and marketed by much larger corporations, which are better capitalized and have far greater marketing capabilities than eTotalSource. eTotalSource expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than eTotalSource. As a result of these disadvantages, eTotalSource may not be able to effectively complete in the markets in which its products and services are sold, which would, in turn, affect its ability to continue to operate.


                         Risks Related To This Offering


Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our stockholders, including officers and directors, are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. As of August 30, 2005, 24,914,685 shares of our common stock are deemed restricted.

         Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 244,590,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.


We  Will  Have  To  Obtain  Shareholder   Approval  To  Amend  Our  Articles  Of
Incorporation To Authorize Additional Common Stock In Order To Draw Down The Entire $10,000,000 Under The 2005 Standby Equity Distribution Agreement

         Our Articles of Incorporation currently authorize 300,000,000 shares of common stock. We are only registering 200,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, which based on a recent stock price of $0.02 per share, would result in our being able to receive maximum gross proceeds of $3,920,000 under the 2005 Standby Equity Distribution Agreement. Based on our recent stock price of $0.02, we would have to issue to Cornell Capital Partners 510,204,082 shares of our common stock in order to draw down the entire $10,000,000 available to us under the 2005 Standby Equity Distribution Agreement. However, since our Articles of Incorporation currently authorize only 300,000,000 shares of common stock, we would be required to obtain the consent of the majority of the holders of our common stock to amend our Articles of Incorporation to increase our authorized common stock above the current 300,000,000 shares authorized. Further, in the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued 200,000,000 being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement And The Conversion Of 2004 Secured Convertible Debentures Refinanced As The 2005 Secured Convertible Debentures

         The sale of shares pursuant to the 2005 Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.02, we would have to issue 510,204,082 shares of common stock to draw down the entire $10,000,000 available to us under the 2005 Standby Equity Distribution Agreement. We are only registering 200,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement. These shares would represent approximately 81% of our outstanding common stock upon issuance.


The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 244,590,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.


Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

         Cornell Capital Partners will purchase shares of our common stock pursuant to the 2005 Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of eTotalSource common stock that it purchases pursuant to the 2005 Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.


The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

         The significant downward pressure on our stock price caused by the sale of a significant number of shares under the 2005 Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.


The Price You Pay In This Offering Will Fluctuate

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

         We are registering 244,590,000 shares of common stock in this offering. These shares represent approximately 82% of our authorized capital stock and would upon issuance represent approximately 84% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on eTotalSource in an election of directors.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words, or other variations on these words, or comparable terminology.

         This Prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to eTotalSource and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                            Percentage of
                                                             Outstanding       Shares to be                      Percentage of
                                              Shares            Shares      Acquired Under the                      Shares
                                           Beneficially      Beneficially     Standby Equity     Shares to be    Beneficially
                                           Owned Before      Owned Before      Distribution      Sold in the     Owned After
Selling Stockholder                          Offering        Offering (1)        Agreement         Offering      Offering (1)
-----------------------------------        -----------       -----------       -----------       -----------      -----------
Cornell Capital Partners, LP              3,833,334(2)           8.21%         200,000,000       235,683,334(3)             0%
Newbridge Securities Corporation            166,666                  *                  --           166,666(4)             0%
Theodore Schall                           1,200,000(5)           2.57%                  --         1,200,000                0%
Robert H. Baker, as Trustee of
the RHB Trust, dated June 7, 2002         2,287,500(6)           4.90%                  --         2,287,500                0%
James Boras                               3,162,500(7)           6.77%                  --         3,162,500                0%
Charles E. and Mary G. Dorn, as
Trustees of the Dorn Family
Trust, dated August 3, 1993                 800,000(8)           1.71%                  --           800,000                0%
David Mello                                 562,500(9)           1.20%                  --           562,500                0%
Daniel and Lisa Sue Lee, as
Trustees of the Daniel and Lisa
Sue Lee Trust, restated 1982                500,000(10)          1.07%                  --           500,000                0%
Timothy Kwan                                500,000(11)          1.07%                  --           500,000                0%
Terry Coffee                                312,500(12)              *                  --           312,500                0%
John J. Donnelly                             15,000(13)              *                  --            15,000                0%

---------------------
*        Less than 1%.
(1) Applicable percentage of ownership is based on 46,710,821 shares of common stock outstanding as of August 30, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of August 30, 2005. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 30, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) The 3,833,334 shares of common stock represent shares underlying a one-time commitment fee pursuant to the 2004 Standby Equity Distribution Agreement. We are registering 200,000,000 shares of common stock to be resold by Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued the 200,000,000 shares being registered in the 244,590,000 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.
(3) The total amount of shares to be sold in the offering by Cornell Capital Partners, LP is comprised of: (a) 31,250,000 shares which are being registered pursuant to the 2005 Secured Convertible Debenture in the aggregate principal amount of $350,000; (b) 200,000,000 shares under the 2005 Standby Equity Distribution Agreement; and (c) 3,833,334 shares being registered as a one-time commitment fee. Please note that the terms of the 2005 Secured Convertible Debentures held by Cornell Capital Partners provide that, except upon an event of default or at maturity, in no event shall Cornell Capital Partners be entitled to convert such Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of eTotalSource following such conversion. Please also note that for the 2005 Secured Convertible Debentures conversion, we are assuming a market price of $0.02 per share. Because the conversion price may fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of such Secured Convertible Debentures may be higher or lower.
(4) Received as a one-time placement agent fee under the 2004 Placement Agent Agreement, which shares were issued on October 8, 2004.
(5) Received for services provided to eTotalSource. Theodore Schall makes all of his own investment decisions.
(6) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Robert Baker makes all investment decisions on behalf of the trust.
(7) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. James Boras makes all of his own investment decisions.
(8) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Charles Dorn makes all investment decisions on behalf of the trust.
(9) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. David Mello makes all of his own investment decisions.
(10) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Daniel Lee makes all investment decisions on behalf of the trust.
(11) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Timothy Kwan makes all of his own investment decisions.

(12) Acquired through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Terry Coffee makes all of his own investment decisions.
(13) Received for services rendered prior to merger with Premium Enterprises, Inc. John Donnelly makes all of his own investment decisions.

         The following information contains a description of each selling stockholder's relationship to eTotalSource and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with eTotalSource, except as follows:


Shares Acquired In Financing Transactions With Cornell Capital Partners

         Cornell Capital Partners, LP is the investor under the 2005 Standby Equity Distribution Agreements and the holder of the 2005 Secured Convertible Debentures, all as described below. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with eTotalSource. These transactions are described below.


         2004 Transactions

         We entered into the following financing agreements with Cornell Capital Partners in 2004, all of which have since been mutually terminated pursuant to the Termination Agreement described below:

      o The 2004 Securities Purchase Agreement. On October 6, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, eTotalSource could sell to Cornell Capital Partners, and Cornell Capital Partners could purchase from eTotalSource, up to $350,000 of secured convertible debentures pursuant to the terms contained in the secured debentures we issued in 2004. The 2004 Securities Purchase Agreement, along with all other financing agreements that we entered into with Cornell capital Partners on or about October 6, 2004, were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to that certain Termination Agreement dated April 20, 2005, a copy of which is being filed as an exhibit to this Prospectus (the "Termination Agreement").

      o The 2004 Standby Equity Distribution Agreement. On October 6, 2004, we also entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the 2004 Standby Equity Distribution Agreement, we could, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners would pay eTotalSource 98%, or a 2% discount, of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners would retain a fee of 5% of each advance under the 2004 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 shares of our common stock issued on October 8, 2004. The 2004 Standby Equity Distribution Agreement was mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement.

      o The 2004 Secured Convertible Debentures (Refinanced as the 2005 Secured Convertible Debentures). The 2004 Secured Convertible Debentures were convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg, L.P., on October 12, 2004, or (ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the 2004 Secured Convertible Debentures were to be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of our common stock as listed on a principal market, as quoted by
            Bloomberg, L.P., on October 12, 2004, or (ii) 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg L.P., for the five trading days immediately preceding the conversion date. The 2004 Secured Convertible Debentures were secured by substantially all of eTotalSource's assets. The 2004 Secured Convertible Debentures accrued interest at a rate of 5% per year and had a 2-year term. Cornell Capital Partners purchased a Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on October 12, 2004, and a second Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on or about December 2, 2004. Both 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement; however, the outstanding principal amounts and accrued interest under the two 2004 Secured Convertible debentures were refinanced as the 2005 Secured Convertible Debentures that eTotalSource and Cornell Capital Partners entered into on April 20, 2005, the terms of which are described below.

         Pursuant to that certain Registration Statement on Form SB-2, which we filed with the United States Securities and Exchange Commission on November 24, 2004 (File No. 333-120786) (the "2004 Registration Statement"), we intended to register 15,000,000 shares under the 2004 Standby Equity Distribution Agreement, 3,833,334 shares issued to Cornell Capital Partners as a one-time commitment fee pursuant to the 2004 Standby Equity Distribution Agreement, and 31,250,000 shares under the 2004 Secured Convertible Debentures refinanced as the 2005 Secured Convertible Debentures (together with an additional 9,340,000 shares on behalf of other stockholders).

         On March 11, 2005, we amended our Articles of Incorporation to reflect shareholder approval of an increase in our authorized shares of common stock from 100,000,000 to 300,000,000, no par value.

         On April 19, 2005, we filed with the United States Securities and Exchange Commission a request for an order permitting eTotalSource to withdraw the 2004 Registration Statement.

         On April 20, 2005, we terminated the 2004 Standby Equity Distribution Agreement, the 2004 Secured Convertible Debentures, the 2004 Securities Purchase Agreement, and all other financing agreements that we entered into with Cornell Capital Partners on October 6, 2004 by execution of the Termination Agreement described above.

         Accordingly, none of the shares that we intended to register under the 2004 Registration Statement were in fact registered and no such shares were sold.


         2005 Transactions

         We entered into the following financing agreements with Cornell Capital Partners in 2005:

      o The 2005 Securities Purchase Agreement. On April 20, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the 2005 Securities Purchase Agreement, eTotalSource may sell to Cornell Capital Partners, and Cornell Capital Partners may purchase from eTotalSource, up to $350,000 of secured convertible debentures pursuant to the terms contained in the 2005 Secured Convertible Debentures described below.

      o The 2005 Standby Equity Distribution Agreement. On April 20, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell Capital Partners, LP to draw down the maximum advance amount of $200,000.

            In its original Registration Statement filed with the U.S. Securities and Exchange Commission (the "SEC") on April 21, 2005, the Company mistakenly filed an unexecuted draft of the 2005 Standby Equity Distribution Agreement as an exhibit, which draft included Sections 2.2(c) and (d). However, the final version of the 2005 Standby Equity Distribution Agreement, which was executed by the parties on April 20, 2005 did not include such Sections 2.2(c) and
            (d). These provisions were removed based on Cornell Capital Partner's request in response to comments it had received from the SEC which suggested that these provisions were raising issues that could prevent Cornell from being bound and irrevocably committed under the SEDA as required in the SEC's Interpretation 4S of the March 1999 Supplement of the SEC's publicly available Telephone Interpretations (the "4S Interpretation").

            There were no agreements, understanding or arrangements, whether written or oral between the Company and Cornell with respect to these changes, nor was any additional consideration, right or future benefit provided or promised either the Company or by Cornell to the other in connection with the deletion of Sections 2.2(c) and (d) from the 2005 Standby Equity Distribution Agreement.

            The error regarding the filing of the unexecuted draft was discovered by the Company's Chief Operating Officer on or about May 12, 2005 upon reviewing the original Registration Statement and exhibits thereto. The Chief Operating Officer notified Cornell Capital Partners, LP shortly thereafter of the variances between the agreements, but did not notify the Commission or amend its Registration Statement immediately upon discovery it needed some time to confer with its outside legal counsel and Cornell and discuss how best to rectify the error and what impact, if any, the error would have on the Registration Statement. The SEC noted the discrepancy in a Comment Letter sent to the Company on May 20, 2005, and the Company has subsequently addressed this issue in subsequent Amendments to the Registration Statement and filed amended exhibits with the correct version of the 2005 Standby Equity Distribution Agreement.

            Please note, although not specifically described in the original Registration Statement, Section 2.6 (i) of the 2005 Standby Equity Distribution Agreement is intended to apply to (and in practice, has applied) only third parties (including officers and directors of the Company), and not to any shares issued or sold to Cornell under the 2005 Secured Convertible Debenture or other financing documents between the Company and Cornell Capital Partners. This interpretation by the Company has been verified orally by Cornell Capital Partners.

      o The 2005 Secured Convertible Debentures (the Refinanced 2004 Secured Convertible Debentures). The 2005 Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.0112. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.0112. The terms of 2005 Secured Convertible Debentures do not preclude non-cash redemption. As part of the redemption process, 20% of the indebtedness under the Debenture is convertible into common stock at the conversion price of $0.0112 per share. Given this fixed rate, it would not be advantageous for the Company to redeem the Debenture for any amount greater than required unless the stock's value declined to a value equal to or less than that fixed rate. The 2005 Secured Convertible Debentures are secured by substantially all of eTotalSource's assets. The 2005 Secured Convertible Debentures accrue interest at a rate of 5% per year and have a 2-year term. Cornell Capital Partners purchased a 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on October 12, 2004, and a second 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on or about December 2, 2004 pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debentures). We are registering in this offering 31,250,000 shares of common stock underlying the 2005 Secured Convertible Debentures.

      o The 2005 Amended and Restated Escrow Agreements. The originally filed Escrow Agreements in the Registration Statement filed with the SEC on April 21, 2005, contained provisions in Section 7.a.i that granted the escrow agent, an affiliate of Cornell Capital Partners, discretion with regard to the action he could take in the event of a dispute or uncertainty involving the escrowed funds. In a comment letter sent to the Company after filing the original Registration Statement, the SEC expressed its concern with respect to Section 7.a.i., particularly that any right of an affiliate of the equity line financier to exercise discretion with respect to escrowed funds appears inconsistent with the unrestricted obligation that must be imposed upon the funding party concerning its obligations to perform with respect to a put notice. In light of the SEC comments, Cornell Capital Partners decided to amend the Escrow Agreements as to remove any such discretion previously granted to the escrow agent. Subsequently, on September 1, 2005, Cornell Capital Partners and the Company entered into the Amended and Restated Escrow Agreement in connection with the 2005 Standby Equity Distribution Agreement and an Amended and Restated Escrow Agreement in connection with the 2005 Secured Convertible Debenture, whereby the escrow agent's discretion is removed. Accordingly, the Amended and Restated Escrow Agreements have been filed as exhibits to this Amendment No. 2 to the Registration Statement.

         In the registration statement that accompanies this Prospectus, we intend to register the 3,833,334 shares issued to Cornell Capital Partners as a one-time commitment fee the 166,666 shares of common stock issued to Newbridge Securities Corporation as a one-time placement agent fee, 200,000,000 shares under the 2005 Standby Equity Distribution Agreement, 31,250,000 shares under the 2005 Secured Convertible Debentures, and an additional 9,340,000 shares that we intend to register on behalf of other stockholders.

         Risks Related to Sales by Cornell Capital Partners

         There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

      o To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of our common stock.


Shares Acquired by Other Selling Stockholders

      o Theodore Schall. Received his shares for services provided to eTotalSource. Mr. Schall makes all of his own investment decisions.

      o Robert H. Baker, as Trustee of the RHB Trust, dated June 7, 2002. Acquired its shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Baker makes all investment decisions on behalf of the trust.

      o James Boras. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Boras makes all of his own investment decisions.

      o Charles R. and Mary G. Dorn, as Trustees of the Dorn Family Trust, dated August 3, 1993. Acquired its shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Dorn makes all investment decisions on behalf of the trust.

      o David Mello. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Mello makes all of his own investment decisions.

      o Daniel and Lisa Sue Lee, as Trustee of the Daniel and Lisa Sue Lee Trust, restated 1982. Acquired its shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Lee makes all investment decisions on behalf of the trust.

      o Timothy Kwan. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Kwan makes all of his own investment decisions.

      o Terry Coffee. Acquired his shares through a subscription for shares of common stock of eTotalSource offered through a private placement of securities. Mr. Coffee makes all of his own investment decisions.

      o John J. Donnelly. Received his shares for services rendered prior to merger with Premium Enterprises, Inc. Mr. Donnelly makes all of his own investment decisions.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of our common stock that may be offered and resold from time-to-time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, LP under the 2005 Standby Equity Distribution Agreement. The purchase price of the shares purchased under the 2005 Standby Equity Distribution Agreement will be equal to 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five consecutive trading days immediately following the advance notice date. eTotalSource will pay Cornell Capital Partners 5% of each advance as an additional fee.

         eTotalSource is registering 200,000,000 shares of common stock for issuance under the 2005 Standby Equity Distribution Agreement. At a recent price of $0.02 per share, eTotalSource would receive gross proceeds of $3,920,000.

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the 2005 Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus 5% retainage payable to Cornell Capital Partners.

Gross Proceeds:                    $  1,000,000    $  5,000,000    $ 10,000,000
  Less: 5% retainage                    (50,000)       (250,000)       (550,000)
  Less Offering expenses                (85,000)        (85,000)        (85,000)
                                   ------------    ------------    ------------
Net Proceeds                       $    865,000    $  4,665,000    $  9,415,000
                                   ============    ============    ============
USE OF PROCEEDS:
Production                              259,500       1,399,500       2,824,500
Marketing and Public Relations          216,250       1,166,250       2,353,750
Advertising                              86,500         466,500         941,500
General Corporate and Working
  Capital                               302,750       1,632,750       3,295,250
                                   ------------    ------------    ------------

Total                              $    865,000    $  4,665,000    $  9,415,000
                                   ============    ============    ============

         In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell Capital Partners, LP to draw down the maximum advance amount of $200,000.

         eTotalSource has represented to Cornell Capital Partners that the net proceeds eTotalSource receives under the 2005 Standby Equity Distribution Agreement will be used for general corporate purposes and acquisitions. In no event will the net proceeds eTotalSource receives under the 2005 Standby Equity Distribution Agreement be used by eTotalSource for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of eTotalSource, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to eTotalSource, or eTotalSource has indemnified such person from liability.

                                    DILUTION

         The net tangible book value of eTotalSource as of June 30, 2005 was ($2,964,761) or ($0.063471) per share of common stock outstanding on June 30, 2005. Net tangible book value per share is determined by dividing the tangible book value of eTotalSource (i.e., total assets less total intangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to eTotalSource, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the 2005 Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the 2005 Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.0196 per share, which is 98% of a recent share price of $0.02.

         If we assume that eTotalSource had issued 510,204,082 shares of common stock under the 2005 Standby Equity Distribution Agreement (i.e., the maximum number of shares needed in order to draw down the entire $10,000,000 available under such agreement), at an assumed offering price of $0.0196 per share, less retention fees of $500,000 and offering expenses of $85,000, our net tangible book value as of December 31, 2004 would have been $6,450,239 or $0.0011582 per share (note, however, that at an offering price of $0.02 per share, based on the number of shares registered in this offering under the 2005 Standby Equity Distribution Agreement eTotalSource would only receive gross proceeds of $9,415,000). Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.075053 per share and an immediate dilution to new stockholders of $0.008018 per share. The following table illustrates the per share dilution:

================================================================================

Assumed public offering price per share                                               $0.0196
Net tangible book value per share before this offering             ($0.063471)
Increase attributable to new investors                              $0.075053
                                                                    ---------
Net tangible book value per share after this offering                                 $0.0011581
                                                                                      ----------
Dilution per share to new stockholders                                                $0.008018
                                                                                      ==========

================================================================================

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

================================================================================
                                                            DILUTION
    ASSUMED                   NO. OF SHARES                PER SHARE
 OFFERING PRICE              TO BE ISSUED (1)           TO NEW INVESTORS
 --------------              ----------------           ----------------
    $0.01960                      510,204,082                $0.008018
    $0.01470                      680,272,109                $0.005828
    $0.00980                    1,020,408,163                $0.003755
    $0.00490                    2,040,816,327                $0.001810
================================================================================

--------------
(1) eTotalSource is registering 200,000,000 shares of common stock issued pursuant to the 2005 Standby Equity Distribution Agreement.

                    THE STANDBY EQUITY DISTRIBUTION AGREEMENT


Overview

         As described above, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP in 2004, which was mutually terminated on April 20, 2005, and in 2005. The terms of 2004 Standby Equity Distribution Agreement and 2005 Standby Equity Distribution Agreement are substantially identical but for the relevant dates.


The 2005 Standby Equity Distribution Agreement

         On April 20, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners is entitled to retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement.

         Pursuant to the 2005 Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an "advance". We may not provide advance notice less than six trading days apart and each maximum drawdown of $200,000 per advance is limited to every seven trading days. A closing will be held five trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. The maximum term of the 2005 Standby Equity Distribution Agreement is 23 months.

         We may request advances under the 2005 Standby Equity Distribution Agreement once the underlying shares are registered with the United States Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or 23 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $200,000 every seven trading days. At a recent stock price of $0.02, we would have to issue 4,436,557 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $200,000. The amount available under the 2005 Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon our registering the shares of common stock with the United States Securities and Exchange Commission.

         In addition, pursuant to the terms of 2005 Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock and therefore, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the 2005 Standby Equity Distribution Agreement. In the event that Cornell Capital Partners decides to not sell the shares of our common stock that have been issued to it after they receive an advance from us in order to keep them below 9.9% beneficial ownership, the potential adverse impact on our ability to receive funds under the 2005 Standby Equity Distribution Agreement given Cornell Capital Partners' current 8.21% ownership in eTotalSource would be that the we would not have sufficient funds to continue operations beyond September 30, 2005. The maximum dollar amount that we may require Cornell Capital Partners to purchase in a single draw, if Cornell Capital Partners decides not to sell any of its currently held securities, depends on the current price of our stock and the balance of shares to bring Cornell Capital Partners to the 9.9% ownership limitation. The following table outlines the maximum purchases for Cornell Capital Partners based on a range of stock prices.


 eTotalSource:                        Current Issued Shares:       46,710,821
 -------------

 Cornell Capital Partners:            Current Shares Held:          3,833,334
 -------------------------
                                      Current %                         8.21%
                                      Maximum %                         9.90%
                                      Maximum # of Shares:          4,624,371
                                      Balance of Shares:              791,037

                                                                                             @ 25%              @ 50%
                                                                        @ 25% Decrease       Increase in        Increase
Current Price Per                           @ 50% Decrease In           in Current Share     Current Share      in Current
Share                    @ 100%             Current Share Price         Price                Price              Share Price
-----------------      ---------------      -------------------         ----------------     -------------      -----------
            $0.02              $15,821                   $7,910                  $11,865           $19,776          $23,731

         Accordingly, if we are unable to draw down sufficient funds under the 2005 Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

         In light of the foregoing limitations, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell to draw down the maximum advance amount of $200,000.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the 2005 Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on our recent stock price of $0.02 and that we are registering 200,000,000 shares of our common stock under the 2005 Standby Equity Distribution Agreement in the accompanying registration statement, we could draw down a maximum gross amount of $3,920,000 under the 2005 Standby Equity Distribution Agreement. These 200,000,000 shares would represent approximately 81% of our outstanding common stock upon issuance. We are registering 200,000,000 shares of common stock to be resold by Cornell Capital Partners pursuant to 2005 Standby Equity Distribution Agreement.

         There is an inverse relationship between our stock price and the number of shares to be issued under the 2005 Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the 2005 Standby Equity Distribution Agreement for a given advance. The issuance of a larger number of shares under the 2005 Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of eTotalSource by electing its or their own directors.

         In order for us to utilize the full $10,000,000 available under the 2005 Standby Equity Distribution, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is currently the case based on our stock price of $0.02 as of August 30, 2005. eTotalSource is authorized in its Articles of Incorporation to issue up to 300,000,000 shares of common stock. As of August 30, 2005, eTotalSource had 46,710,821 shares of common stock outstanding. eTotalSource is registering 200,000,000 shares of common stock hereunder to be issued under the 2005 Standby Equity Distribution Agreement.

         In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued the 200,000,000 shares being registered in the accompanying registration statement (and assuming we have obtained shareholder approval to increase our authorized common stock), we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement.

         Proceeds under the 2005 Standby Equity Distribution Agreement will be used in the manner set forth in the Section of this Prospectus entitled "Use of Proceeds". We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of advances we intend to draw.

         We are not paying any commitment fees to Cornell Capital Partners, nor any placement agent fees to Newbridge Securities Corporation, under the 2005 Standby Equity Distribution Agreement or 2005 Placement Agent Agreement, respectively.

         eTotalSource is registering 200,000,000 shares of common stock under the 2005 Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration, which we estimate to be approximately $85,000 (consisting primarily of professional fees), will be borne by us. There are no other significant closing conditions to draws under the 2005 Standby Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell Capital Partners, LP as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the 2005 Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98%, or a 2% discount, of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five consecutive trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the 2005 Standby Equity Distribution Agreement. The 2% purchase price discount, the 5% retention, and the one-time commitment fee under the 2005 Standby Equity Distribution Agreement in the form of 3,833,334 shares of our common stock, are all underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the 2005 Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000, which was paid by the issuance of 166,666 shares of our common stock. Pursuant to the 2005 Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the 2005 Standby Equity Distribution Agreement and advising us with respect to those terms. The 2005 Placement Agent Agreement is coterminous with and will terminate upon the same terms as the 2005 Standby Equity Distribution Agreement.

         Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         In consideration of Cornell Capital Partners' execution and delivery of the 2005 Standby Equity Distribution Agreement, eTotalSource will indemnify Cornell Capital Partners and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by eTotalSource in the 2005 Standby Equity Distribution Agreement or 2005 Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of eTotalSource contained in the 2005 Standby Equity Distribution Agreement or the 2005 Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or
(iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the 2005 Standby Equity Distribution Agreement or any document in connection therewith.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a United States Securities and Exchange Commission registration fee of $931.89, printing and engraving fees and expenses of $2,500, accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $11,568.11. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended,  will  apply to  purchases  and sales of shares of common  stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the United States Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following information should be read in conjunction with the consolidated financial statements of eTotalSource and the notes thereto appearing elsewhere in this filing. Statements in this "Management's Discussion and Analysis" and elsewhere in this Prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of eTotalSource, please see the section of this Prospectus entitled "Description of the Business," which follows this section.


Going Concern Considerations

         The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the ability of eTotalSource to continue as a going concern as disclosed in the notes to the December 31, 2004 financial statements filed on Form 10-KSB. Those conditions continued through the first and second quarters of 2005 resulting in operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors. The accompanying financial statements have been presented assuming that eTotalSource will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. eTotalSource has incurred significant operating losses since inception and as of June 30, 2005, had a net working capital deficit of $2,838,158, a stockholders' deficit of $2,941,870, notes payable totaling $967,000 were in default with related accrued interest in arrears of $63,765, and legal judgments against eTotalSource totaling $204,788 have been adjudicated. Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Additionally, upon the effectuation of this Registration Statement, we anticipate being able to obtain funding from Cornell Capital Partners under the 2005 Standby Equity Distribution Agreement subject to the limitations discussed elsewhere in this Prospectus. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy. Unless eTotalSource successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about eTotalSource's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Critical Accounting Policies And Estimates

         eTotalSource recognizes revenue in accordance with Statement of Position No. 97-2 "Software Revenue Recognition" issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA"). Revenues are recorded net of an allowance for estimated returns and collectibility at the time of billing.

         Product revenue is derived primarily from the sale of self-produced training multimedia and not related off-the-shelf software products. eTotalSource recognizes revenue from sales of these products at the time of shipment to customers. Service revenue is primarily derived from production of videos for others and is recognized upon customer acceptance.

         Deferred revenue includes payments received for product licenses covering future periods and advances on service contracts that have not yet be fulfilled.

         Significant estimates include evaluation of the company's income tax net operating loss carry-forwards and valuation of non-monetary transactions in connection with issuances of common stock and common stock warrants and options.

         None of these policies had any material or substantial effect upon eTotalSource's operations.


Financial Condition

         There is substantial doubt about the ability of eTotalSource to continue as a going concern as disclosed in the notes to the December 31, 2004 financial statements filed by eTotalSource on Form 10-KSB. Further, the auditors' report which accompanied said financial statements also contained a going concern qualification which called into question our ability to continue as a going concern. Those conditions continued through the first and second quarters of 2005 resulting in operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors. As of June 30, 2005, current liabilities exceed current assets by approximately $2.84 million.

         Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

Results Of Operations

         Results of Operations For The Three-Month Period Ended June 30, 2005 Compared To The Same Period Ended June 30, 2004

         Revenues

         Revenues for the three-months ended June 30, 2005 were $13,998 versus $97,174 for the corresponding 2004 period, a decrease of $83,176 or 86%. The decrease was attributable to fewer sales of the compact disk training products and decreased sales of software.

         Expenses

      Operating expenses for the three-month period ended June 30, 2005 were $267,146 as compared with $807,875 for the comparable period in 2004, a decrease of $540,729 or 67%. The decrease was primarily due to a decrease in stock-based compensation and payroll expenses. Payroll expenses for the three-month period ended June 30, 2005 were $90,065 as compared to $119,002 for the comparable period in 2004, a decrease of $28,937 or 24%.

         Interest expense for the three-month period ended June 30, 2005 was $64,778 as compared with $76,512 for the corresponding 2004 period, a decrease of $11,734 or 15%. During the three months ended June 2004, the Company recorded additional stock-based interest expense as consideration for extensions of notes payable. In 2005, there were no such issuances of stock-related compensation in lieu of interest.

         Net Income (Loss)

         The Company recognized a net loss for the three-month period ended June 30, 2005 in the amount of $317,994, $0.01 per share, as compared with a loss of $787,062, $0.02 per share for the corresponding period ended June 30, 2004. The decrease of $469,068 or $0.01 per share was attributable to the decrease in stock issued as compensation and in lieu of interest.

         Results of Operations For The Six-Month Period Ended June 30, 2005 Compared To The Same Period Ended June 30, 2004

         Revenues

         Revenues for the six month period ended June 30, 2005 were $28,984 versus $115,266 for the corresponding 2004 period, a decrease of $86,282 or 75%. The decrease was attributable to fewer sales of eTotalSource's CD training products and decreased sales of software.

         Expenses

         Operating expenses for the six-month period ended June 30, 2005 were $519,671 as compared to $1,205,138 for the comparable 2004 period, a decrease of $685,467 or 57%. The decrease was primarily due to a decrease in stock-based compensation and payroll expenses. Payroll expenses for the six month period ended June 30, 2005 were $197,242 as compared to $233,259 for the comparable period in 2004, a decrease of $36,017 or 15%.

         Interest expense for the six-month period ended June 30, 2005 was $112,539 as compared to $103,879 for the corresponding 2004 period, an increase of $8,860 or 8%. The increase in interest expense is the result of the amortization expense in 2005 of the fair value of warrants issued as incentives to lenders and the amortization of secured convertible debentures in 2005.

         Net Income (Loss)

         The Company recognized a net loss for the six-month period ended June 30, 2005 in the amount of $601,951 or $0.01 per share, as compared with a loss of $1,193,618 or $0.04 per share for the corresponding period ended June 30, 2004. The decrease of $591,667 or $0.03 per share was attributable to the decrease in stock compensation and payroll expenses.

         For The Year Ended December 31, 2004, As Compared To The Year Ended December 31, 2003

         Changes in Financial Condition

         On December 30, 2002, Premium Enterprises, Inc. acquired 91% of the preferred and common stock of eTotalSource, Inc. pursuant to an Agreement and Plan of Reorganization effective December 30, 2002, by issuing 15,540,011 shares of Premium's common stock to eTotalSource shareholders. Immediately after the transaction, the eTotalSource shareholders owned approximately 89% of Premium's common stock. Coincident with the transaction, Premium changed its fiscal year from June 30 to December 31. The reorganization is recorded as a recapitalization effected by a reverse merger wherein Premium is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred December 30, 2002, the results of operations for the periods presented represent solely those of the accounting acquirer, eTotalSource. Since Premium was a non-operating shell with limited business activity, goodwill was not recorded.

         On June 9, 2003, eTotalSource sold its office building for $1,050,000, received net cash proceeds of $142,596 after retiring mortgage debt, and recognized a $205,705 net capital gain.

         In February 2005, the shareholders approved an increase of authorized shares from 100,000,000 shares to 300,000,000 shares.

         Revenue

         eTotalSource had revenues from operations of $209,198 and $281,919 in the years ended December 31, 2004 and 2003, respectively. This decrease was attributable to lower sales of the CD training programs and no post-productive income.

         Expenses

         eTotalSource incurred expenses incident to operations in the amount of $2,390,905 in 2004 and $1,860,146 in 2003 an increase of $530,759 or 29%. The increase was primarily due to an increase in stock compensation, payroll expenses, and fees connected with the convertible debentures. Stock compensation for 2004 was $287,855 more than the comparable 2003 period. Payroll expenses for 2004 were $90,918 more than comparable 2003 period, a 25% increase. Investment advisory fees for 2004 were $50,855 more than the comparable 2003 period, a 294% increase.

         Interest expense for 2004 was $190,592 as compared with $602,045 for the corresponding 2003 period, a $411,453 decrease, or a 68% decrease. The decrease in interest expense is the result of the June 2003 retirement of mortgages payable upon the sale of the Company's business office building, conversion of debt to equity in 2004 and a decrease in amortization expense in 2004 of the fair value of warrants issued as incentives to lenders.

         Net Income (Loss)

         The Company had a net loss from operations of $2,372,675 in 2004 compared to a loss of $1,966,575 in 2003. The loss per share was approximately $0.06 in 2004 and $0.10 in 2003.

Liquidity And Capital Resources

         Liquidity

         At June 30, 2005, eTotalSource had $8,859 in cash with which to conduct operations, a decline of $28,990 during the preceding six months. There can be no assurance that eTotalSource will be able to complete its business plan or fully exploit business opportunities that management may identify. Accordingly, eTotalSource will need to seek additional financing through loans, the sale and issuance of additional debt and/or equity securities, or other financing arrangements, including loans from our shareholders to cover expenses. eTotalSource presently has no capital except contingently available through the 2005 Standby Equity Distribution Agreement described below.

         eTotalSource is unable to carry out any plan of business without funding. We cannot predict to what extent our current lack of liquidity and capital resources will impair the continuation of business or whether it will incur further operating losses. There is no assurance that we can continue as a going concern without substantial funding, for which there is no source.

         eTotalSource does not have capital sufficient to meet its current cash needs. We will have to seek loans or equity placements to cover such cash needs. Lack of existing capital may be a sufficient impediment to prevent eTotalSource from accomplishing the goal of successfully executing its business plan. eTotalSource will need to raise additional funds to conduct its business activities over the next 12 months. At the present, our current cash will last approximately a month.

         No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to eTotalSource to allow it to cover its expenses as they may be incurred.

         Irrespective  of  whether   eTotalSource's  cash  assets  prove  to  be
inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

         Capital Resources

         On August 24, 2005, the Company issued to Cornell Capital Partners a secured convertible debenture in the principal amount of $100,000. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell's option, into shares of the Company's common stock at a a conversion price equal to $0.02. The Secured Convertible Debenture is secured by substantially all of the Company's assets, has a one-year term and accrues interest at 12% per annum. In the event the Secured Convertible Debenture is redeemed, then eTotalSource will issue to Cornell Capital Partners a warrant to purchase 5,000,000 shares at an exercise price of $0.02 or as subsequently adjusted under the terms of the warrant.

         On April 20, 2005, eTotalSource sold a $175,000 secured convertible debenture to Cornell Capital Partners, LP. This debenture accrues interest at a rate of 5% per year and matures two years from the issuance date. The debenture is convertible at Cornell Capital Partners' option any time up to maturity at a conversion price per share equal to $0.112. At maturity, eTotalSource has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price per share equal to $0.112. eTotalSource has the right to redeem up to 80% of the outstanding principal plus accrued interest of the convertible debentures upon thirty days notice for 120% of the amount redeemed plus accrued interest. Except after an event of default, as set forth in the secured convertible debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file the accompanying registration statement with the United States Securities and Exchange Commission registering the shares of common stock underlying the secured convertible debenture, we issued a second secured convertible debenture to Cornell Capital Partners in the principal amount of $175,000 upon the same terms and conditions as the first secured Convertible Debenture above.

         Pursuant to the 2005 Standby Equity Distribution Agreement, eTotalSource may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. Subject to certain conditions, eTotalSource will be entitled to commence drawing down on the Standby Equity Distribution Agreement as soon as the common stock to be issued thereunder is registered with the United States Securities and Exchange Commission and such sales may continue for two years thereafter. The purchase price for the shares will be equal to 98% of, or a 2% purchase price discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days immediately following the advance notice date. The amount of each advance is subject to an aggregate maximum advance amount of $200,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 3,833,334 shares of eTotalSource common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, eTotalSource entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to this agreement, BSI has paid a one-time placement agent fee of 166,666 shares of common stock equal to $10,000.

         In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell to draw down the maximum advance amount of $200,000.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Pursuant to our Articles of Incorporation, we are authorized to issue up to 300,000,000 shares of common stock, of which 46,710,821 are outstanding. At a recent price of $0.02 per share, we would be required to issue at $0.0198 (i.e., 98% of $0.02), 510,204,082 shares of common stock in order to fully utilize the $10,000,000 available under the 2005 Standby Equity Distribution Agreement. Therefore, at our current stock price, we would be required to authorize and register additional shares of our common stock to fully utilize the amount originally available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would need to authorize approximately 288,165,000 additional shares to fully utilize the 2005 Standby Equity Distribution Agreement after taking into account (i) the total number of shares outstanding as of the date hereof, (ii) our total authorized shares of common stock, (iii) the 31,250,000 shares underlying the 2005 Secured Convertible Debentures that we are registering in this offering, and (iv) the total number of shares we would need to register in order to draw the entire $10,000,000 available under the 2005 Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the 2005 Standby Equity Distribution Agreement after we have issued 200,000,000 being registered in the accompanying Registration Statement (and assuming we have obtained shareholder approval to increase our authorized common stock), we will have to file a new registration statement to cover such additional shares which we will issue for additional draw downs under the 2005 Standby Equity Distribution Agreement. Whether we will file a new registration statement will depend, in part, on the current market price of our common stock at the time(s) we draw down available amounts remaining under the 2005 Standby Equity Distribution Agreement.

         We estimate that we will require approximately $2,000,000 to operate our business for 12 months following the anticipated effective date of the accompanying Registration Statement. We may not have sufficient cash flow from operations to sufficiently meet all of our cash requirements for such period of time. Our ability to continue as a going concern is dependent upon our ability to attain a satisfactory level of profitability, have access to suitable financing, satisfy our contractual obligations with creditors on a timely basis, and develop further revenue sources. Currently, we have enough cash on hand to only operate our business until September 30, 2005.


Contractual Obligations and Commercial Commitments

         As of August 30, 2005, the following obligations were outstanding:

Contractual Obligations          Less than 1 year    2-3 years     4-5 years     After 5 years       Total
------------------------------   ----------------   -----------   -----------   ----------------   -----------
Judgments payable                $        204,788   $       .00   $       .00   $            .00   $   204,788
Short Term note payables                1,007,000           .00           .00                .00     1,007,000
Convertible debentures                    100,000       350,000           .00                .00       450,000
Other current liabilities               1,663,215           .00           .00                .00     1,663,215
                                 ----------------   -----------   -----------   ----------------   -----------
Total contractual cash
obligations                      $      2,975,003   $   350,000   $       .00   $            .00   $ 3,325,003
                                 ================   ===========   ===========   ================   ===========

         eTotalSource leases its corporate offices in Yuba City, California on a month-to-month basis with no expiration date. Monthly rentals under the lease are approximately $2,500.

                             DESCRIPTION OF BUSINESS


History

         The company was incorporated in Colorado on September 16, 1987 as Premium Enterprises, Inc. On December 20, 2002 Premium Enterprises, Inc.
("Premium")   entered  into  a  Plan  and  Agreement  of   Reorganization   with
eTotalSource, Inc. and its shareholders whereby Premium acquired 91% of the issued and outstanding common stock of eTotalSource in exchange for 15,540,001 shares of common stock of Premium. The contract was completed December 31, 2002. On June 17, 2003, shareholders voted to amend the Articles of Incorporation to change the name of Premium Enterprises, Inc. to eTotalSource, Inc. For a period of time in 1988-94, Premium operated three fast lube locations, at various times in Arizona and Colorado as "Grease Monkey" franchises. The locations were unprofitable, two were sold, and the last franchise closed in 1994. Premium then attempted to enter the automobile and truck tire recycling business in 1994. It formed a limited partnership of which it owned 62.5% and commenced limited tire recycling operations. The equipment proved to be inadequate and Premium ran out of capital to continue operations and ceased all operations in 1996. Premium wrote-off all of its investment in equipment and licenses for tire recycling in 1996. Premium was dormant from 1996 until 2002, when it effectuated the above-described Plan and Agreement of Reorganization with eTotalSource and its shareholders.

         eTotalSource, Inc., a California corporation, was founded on February 7, 2000. eTotalSource is a subsidiary of Premium and the sole business of Premium.


Our Business

         eTotalSource is a developer and supplier of proprietary multimedia software technology, and a publisher of multimedia training content. Its clients have included: U.S. Department of Defense, Boeing, Steven Spielberg Online Film School, Pacific Bell/SBC, Grant School District, California State University, Logistics Management Institute, First American Title Company and other corporate entities. eTotalSource's clients work with eTotalSource to develop, produce, market, and distribute multimedia development software. eTotalSource also markets educational training programs it has produced utilizing its proprietary software.

         eTotalSource was founded with the express goal of designing a better interface for information and education multimedia delivery. Approximately one year after inception, the beta Presenta ProTM platform was completed. Presenta ProTM features back-end development of multi-panel time synchronized presentations and course work, as well as testing, feedback and performance monitoring. Clients are utilizing Presenta ProTM as a platform for distance learning and computer-based training. Presenta ProTM is delivered via the Internet, intranet, or CD/DVD.


Our Software And Intellectual Property

         eTotalSource has developed a software application, Presenta ProTM that simplifies the production and delivery of multimedia presentations and content while at the same time improving the quality and effectiveness of the presentations. Presenta ProTM is designed with cost saving features and it offers post-production opportunities.

         Presenta ProTM features include:

      o     Multi-panel time synchronized presentation

      o     Quick content and program development

      o     Rich video and content experience

      o     Still images

      o     Graphics

      o     Flash

      o     Links to Website

      o     Live Cams

      o     Test and quizzes to tract performance

      o     Users progress can be tracked

      o     Diagrams

      o     Simple server requirements

      o     Reduces training and learning curve time

      o     Easy to implement and use

Our Business Model

         eTotalSource employs a dual strategy to meet market demands and opportunities that includes both software licensing and publishing.

         eTotalSource is licensing Presenta ProTM software via distribution partners and an internal sales and marketing team. The marketing team will be directing its sales effort in targeting the education, corporate and government markets. The cost of the product ranges from $5,500 to $15,000, and eTotalSource is positioning the software package for a volume intensive market. The nearest competitor (in quality or functionality), Virage, prices its product at substantially higher prices. The aggressive pricing policy is intended to appeal to governments, schools and corporate clients.

         eTotalSource publishes and produces original content and postproduction services, and participates in the sales and distribution of the final published product.

         eTotalSource shares in the revenue derived from the program sales. eTotalSource carefully chooses its content, identifying unique subjects and niches offering more probable sales. We believe that these markets are generally underserved and in need of the program packages that are produced by eTotalSource. Examples of finished products currently being marketed include:

      o     Anger Management Facilitator Training and Certification

      o     Domestic Violence Facilitator Training and Certification

      o     School Maintenance, Cleaning Training and Certification

      o     Emergency Disaster Preparedness - Terrorist Awareness

      o     Mandated School Internet Acceptable Use Policy ("AUP")

Intellectual Property Differentiation

         eTotalSource currently has five patents pending:

      o Multiple screen operating environment, framework and tools for transacting e-commerce;

      o     System  and  method  for  pre-loading   still  imagery  data  in  an
            interactive multimedia presentation; provides an image pre-loading system that maximizes available network bandwidth;

      o System and method for dynamically managing web content using a browser independent framework, which provides an interactive system for enabling dynamic updating of web content to "live" websites;

      o System and method for providing an interactive multimedia presentation environment with low bandwidth capable sessions, which provides an integrated presentation environment consisting of multi-screen clinic logically defined within a browser application; and

      o Presenta Pro(TM) production and delivery system, which provides a multi-screen environment for presenting multimedia presentations with video, images, flash images and text all integrating with the video.

         eTotalSource's technological differentiation is based on high quality and low cost software. We believe that Presenta ProTM is easier to use and considerably more flexible than eTotalSource's closest competitor. We believe that Presenta ProTM is priced to be affordable, cost-effective, and training-efficient. Presenta Pro'sTM ease of implementation and quality it a viable choice for authoring software and distance learning tools.

Technology

         The Presenta ProTM, production and delivery system is modular and was designed to allow rapid addition of functionality. The platform provides high quality streaming of video and audio, and was designed for delivery over the Internet, intranet, CD or DVD. The Presenta ProTM system has been created using the Delphi development system. The server portion of Presenta ProTM is a custom control that connects to a Microsoft SQL server. The data is distributed to the viewing client via a custom control that connects to the server via Extensible Markup Language ("XML"). The backend is scalable and transportable. The production client uses all custom code written in Delphi connecting to the SQL server via TCP/IP. The end user client can be run on any Windows based personal computer and requires minimum system resources. There are several modules to the end-user client that allow the producer to export video to either a CD/DVD format or stand alone web site. We believe that eTotalSource's technology and user interface are advanced in their simplicity of use and ability to deliver multiple platforms and media simultaneously.

Employees

         As of August 30, 2005, we had three full-time employees, all of which three were executives. No employees are presently represented by any labor unions. We believe our relations with our employees to be good, however additional employees will need to be recruited to meet our growth projections.

                                   MANAGEMENT

         The following persons are members of our Board of Directors and/or executive officers, in the capacities indicated, as of August 30, 2005:

NAME                    AGE        POSITION HELD                     TENURE
-----------------       ---        ------------------------        ----------
Terry Eilers            57         President, CEO, Director        Since 2002
Virgil Baker            52         CFO, Director                   Since 2002
Michael Sullinger       60         Secretary, COO, Director        Since 2002
A. Richard Barber       64         Director                        Since 2002
J. Cody Morrow          51         Director                        Since 2002

         The directors named above will serve until the next annual meeting of eTotalSource's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

         There is no arrangement or understanding between the directors and officers of eTotalSource and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

         The directors of eTotalSource will devote such time to eTotalSource's affairs on an "as needed" basis, but less than 20 hours per month. As a result, the actual amount of time which they will devote to eTotalSource's affairs is unknown and is likely to vary substantially from month to month.

         Terry Eilers, CEO and Chairman

      Mr. Eilers has served as CEO and a Director of eTotalSource since its formation, and has served as its Chairman of the Board of Directors since 2000. From 1994 to 2002, Mr. Eilers, along with Virgil Baker, devoted all of his time to the development of online training and the prototype software for Presenta Pro(TM). In 2000, Mr. Eilers, along with Virgil Baker, formed eTotalSource.com, Inc. and became the CEO and President. From 1987 to 1994, Mr. Eilers was founder of a seminar company and traveled all over the world giving seminars on Real Estate and motivational seminars. From 1984 to 1987, Mr. Eilers served as Vice President, Regional Manager and Regional Training Director for Lawyers Title Company. Mr. Eilers was involved in the creation, operation and sale of Sydney Cambric Publishing from 1983 to 1985, where he was in charge of implementing marketing and management systems, developing and supervising management training and conducting live seminars worldwide for many Fortune 500 companies. Over the past 30 years, Mr. Eilers management and computer sales programs have been utilized by major real estate entities, banks, savings and loans, insurance companies, sales and research organizations and publishing companies worldwide. Mr. Eilers is a frequent author, having written, and published through Crescent Publishing, Sydney Cambric Publishing and the Disney Corporation-Hyperion Publishing, 12 books concentrated in the real estate, business management and personal development fields. Some of the titles Mr. Eilers has written include: How to Sell Your Home Fast (Disney/Hyperion), How To Buy the Home You Want (Disney/Hyperion), The Title and Document Handbook (Sydney Cambric), Mortgage Lending Handbook (Sydney Cambric), Mastering Peak Performance (EMR Publishing), Real Estate Calculator Handbook (Sydney Cambric). Mr. Eilers earned his AA in the Administration of Justice from Sacramento City College in 1971 and from 1970 to 1985 completed extensive course work at California State College, Sacramento, Yuba College, and Lincoln School of Law.

         Virgil Baker, CFO and Director

      Mr. Baker has served as CFO of eTotalSource since 2002 and has served as a director since 2003. From 1996 to 2000, Mr. Baker, along with Terry Eilers, devoted all of his time to the development of online training and the prototype software for Presenta Pro(TM). In 2000, Mr. Baker, along with Terry Eilers, formed eTotalSource.com, Inc. and became the CFO. From 1993 to 1996, Mr. Baker was the CFO for AGRICO, a large agriculture corporation, where he designed and integrated the network programs for the accounting, cash flow and inventory systems on a nationwide basis. Mr. Baker earned a BA in Accounting from California State University in Chico in 1992.

         Michael Sullinger, COO and Director

         Mr. Sullinger has served as COO and a director of eTotalSource since 2003. Mr. Sullinger's background is in development and management of partnerships and joint ventures. Since 1993, Mr. Sullinger has practiced law in Yuba City, California. Mr. Sullinger has served on the board of director of numerous government, business and philanthropic organizations. Mr. Sullinger earned his BA in Business from San Francisco State University in 1977, and earned his JD from Cal Northern School of Law in 1993.

         J. Cody Morrow, Director

         Mr. Morrow has served as a director of eTotalSource since 2003. Mr. Morrow is currently President of Morrow Marketing International, a position he has held since 1995. Mr. Morrow has many years experience in opening foreign markets to new businesses. From 1989 to 1993, Mr. Morrow was President of
Monarch Development Corporation, a Southern California-based real estate development company.

         A. Richard Barber, Director

         Mr. Barber has served as a director of eTotalSource since 2003. Since 1983, Mr. Barber has served as senior partner of A. Richard Barber & Associates, a literary agency and consultant to numerous major publishing companies. From 1969 to 1983, Mr. Barber was the Director of Development for Network Enterprises, Inc., where he supervised the creations and writing of television and film properties. Mr. Barber was a Director and Senior Editor of Public Relations for Viking Penguin, Inc. From 1971 to 1989, Mr. Barber was a lecturer in publishing at New York, Harvard and Radcliff Universities. Mr. Barber earned an M.A. and PhD from Columbia University in 1962-1963.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require eTotalSource's officers and directors, and persons who beneficially own more than 10% of a registered class of eTotalSource's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission and to furnish eTotalSource with copies thereof. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, eTotalSource believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with and timely filed, except for Virgil Baker and Michael Sullinger, who each received 400,000 shares of common stock on September 30, 2004 in exchange for services provided to eTotalSource for which
Section 16(a) forms were filed during April 2004, and therefore, not in a timely manner.


Code Of Ethics

         On November 16, 2004, eTotalSource's Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics is being filed with the United States Securities and Exchange Commission as an exhibit to the accompanying Registration Statement.

Executive Compensation

         Summary Compensation Table

         The following table sets forth, for the fiscal year ended December 31, 2004, 2003 and 2002, certain information regarding the compensation earned by eTotalSource's named executive officers with respect to services rendered by them to eTotalSource. eTotalSource accrued or paid compensation to executive officers as a group for services rendered to eTotalSource in all capacities during fiscal years 2002 to 2004 as shown in the following table. No cash bonuses were or are to be paid to such persons for services rendered in the fiscal year ended December 31, 2004. There are no compensatory plans or arrangements, with respect to any executive office of eTotalSource, which result or will result from the resignation, retirement or any other termination of such individual's employment with eTotalSource or from a change in control of eTotalSource or a change in the individual's responsibilities following a change in control.

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation                                Long-Term Compensation
                                ------------------------------------    -------------------------------------------------------
                                                                                  Awards                      Payouts
                                                                        ---------------------------  --------------------------
                                                                        Restricted     Securities
                                                         Other Annual     Stock         Underlying                   All Other
Name and Principal               Salary       Bonus      Compensation     Award(s)     Options/SARs  LTIP Payouts  Compensation
Position              Year         ($)         ($)           ($)           ($)             (#)           ($)            ($)
------------------   ------     --------     -------     ------------   ------------   ------------  ------------  ------------
        (a)            (b)         (c)         (d)           (e)           (f)             (g)           (h)            (i)
------------------   ------     --------     -------     ------------   ------------   ------------  ------------  ------------
Terry Eilers, CEO     2002       $37,000         0                0               0         200,000           0              0
                      2003       $79,000         0                0               0         100,000           0       $200,000
                      2004             0         0                0               0               0           0              0

Michael Sullinger,    2002             0         0                0               0               0           0              0
COO,                  2003             0         0                0               0         200,000           0       $200,000
                      2004        46,000         0                0               0               0           0              0

Virgil Baker, CFO     2002       $18,000         0                0               0         200,000           0              0
                      2003       $76,900         0                0               0         100,000           0              0
                      2004       $96,000         0                0               0               0           0              0


         The following table sets forth, for the fiscal year ended December 31, 2004 certain information regarding the options/SARs granted to eTotalSource's named executive officers.

                             OPTION/SAR GRANTS TABLE

                             No. of Securities
                          Underlying Options/SARs    % Total Options/SARs Granted    Exercise or Base
                                  Granted              to Employees in year ended           Price
Name                                (#)                   December 31, 2004(%)          ($ per Share)      Expiration Date
----------------------    -------------------------   ---------------------------    ----------------      ---------------
Terry Eilers                               200,000                            *              $0.50           12/15/2011
Terry Eilers                               100,000                            *              $0.50           12/12/2012
Virgil Baker                               200,000                            *              $0.50           12/15/2011
Virgil Baker                               100,000                            *              $0.50           12/12/2012
Michael Sullinger                          200,000                            *              $0.50           12/12/2012
Richard Barber                              25,000                            *              $0.50           12/15/2011
Richard Barber                              25,000                            *              $0.50           12/15/2012
Morrow Revocable Trust
  (beneficially J.
  Cody Morrow & Family)                    200,000                            *              $0.50           12/15/2011

-------------
*  Were assumed by eTotalSource as part of reorganization



         The following table sets forth certain information regarding options exercised in fiscal year ended December 31, 2004 by eTotalSource's named executive officers.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                Number of Securities Underlying     Value of Unexercised
                                                                    Unexercised Options/SARs     In-the-Money Options/SARs
                                                                           at FY-End                     at FY-End
                          Shares Acquired on       Value      ------------------------------    ---------------------------
                               Exercise          Realized                   (#)                             ($)
-------------------       ------------------     -----------  ------------------------------    ---------------------------
Name                              (#)               ($)        Exercisable     Unexercisable    Exercisable   Unexercisable
-------------------       ------------------     -----------  -------------    -------------    -----------   -------------
Terry Eilers                              --              --             --               --             --              --
Michael Sullinger                         --              --             --               --             --              --
Virgil Baker                              --              --             --               --             --              --


         Director Compensation

         Except as noted below, directors received no cash compensation for their service to eTotalSource as directors for the fiscal year ended December 31, 2004, but can be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

         For the fiscal year ended December 31, 2004, eTotalSource issued to A. Richard Barber, a director, 400,000 shares of eTotalSource's common stock at $0.05 per share.


         Employment Agreements

         Agreements were executed with the Chief Executive Officer, Terry Eilers, and the Chief Financial Officer, Virgil Baker, at the inception of eTotalSource (February 7, 2000), which expire December 31, 2005. Annual salary is $150,000 and $96,000 respectively, and each accrues an annual non-accountable automobile allowance of $9,000. The agreements also provide for 10% royalties on license revenues of eTotalSource's Presenta Pro(TM) software and an annual bonus of incentive stock options (covering 200,000 shares each). In addition, under the expired agreement, Mr. Eilers is entitled to a 5% referral commission on certain sales. Unpaid salary and commissions can be paid with warrants to purchase common stock at $1.00 per share. During 2004 and 2003, CEO compensation expensed pursuant to these arrangements totaled $159,000, and CFO compensation totaled $105,000, respectively (exclusive of the fair value of incentive stock options).

         An agreement was executed August 1, 2002 with the Chief Operating Officer, Michael Sullinger, which expires December 31, 2007. Annual salary is $120,000 and a non-accountable automobile allowance of $9,000. The agreement also provides for a 10% royalty on the license revenues of eTotalSource's Presenta Pro(TM) software and an annual bonus of incentive stock options (covering 200,000 shares). Unpaid salary and commissions can be paid with warrants to purchase common stock at $1.00 per share. During 2004 and 2003, COO compensation expensed pursuant to these arrangements totaled $69,000 and $69,500, respectively (exclusive of the fair value of incentive stock options).


Committees Of The Board Of Directors

         Currently, eTotalSource does not have any executive or standing committees of the Board of Directors.


Other Compensation

         There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of eTotalSource in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by eTotalSource. No remuneration is proposed to be paid in the future directly or indirectly by eTotalSource to any officer or director since there is no existing plan, which provides for such payment.

                             DESCRIPTION OF PROPERTY

         On June 9, 2003, eTotalSource sold its building and land to a non-affiliate note holder for $1,050,000. Effective with the sale of its building and land on June 9, 2003, eTotalSource began leasing its corporate offices in Yuba City, California on a month-to-month basis with no expiration date. Monthly payments under the lease are approximately $2,500. Such premises are adequate to serve its current staffing level. The offices consist of approximately 1,700 square feet.

                                LEGAL PROCEEDINGS

         We are not currently a party to any material litigation, nor are we aware of any potential material litigation, other than as set forth below.

         eTotalSource has defended an action and has reached a settlement for $50,000 with Alchemy Communications in connection with a breach of contract claim involving co-location of eTotalSource's servers with Alchemy. $83,000 has been accrued as a judgment payable as of December 31, 2002. eTotalSource intends to pay $50,000 as soon as sufficient funds are available to do so, and in March of 2003, eTotalSource issued 30,000 shares of its common stock in partial satisfaction of the settlement. No action has been taken by Alchemy to enforce the terms of the settlement and eTotalSource does not anticipate any action will be taken by Alchemy to enforce the settlement, provided that the balance of funds owed is paid within a reasonable period of time.

         In 1997, Premium Enterprises, Inc. was sued by Tusco, Inc. for an alleged breach of the company's lease with Tusco. Tusco prevailed in its suit and obtained a judgment against Premium for $75,000. No action has been taken by Tusco to enforce the judgment against Premium or eTotalSource, its successor, and eTotalSource does not anticipate any action will be taken by Tusco to enforce the judgment. Nonetheless, eTotalSource has recorded a liability for the full amount of the judgment.

         In 1996, Premium Enterprises, Inc. was sued by Ally Capital Corporation for an alleged breach of contract claim. Ally prevailed in its suit and obtained a judgment against Premium for $47,000. No action has been taken by Ally to enforce the judgment against Premium or eTotalSource, its successor, and eTotalSource does not anticipate any action will be taken by Ally to enforce the judgment as Ally is no longer in business according to Colorado Secretary of State's office. Nonetheless, eTotalSource has recorded a liability for the full amount of the judgment.

                             PRINCIPAL STOCKHOLDERS

         The following table presents certain information regarding the beneficial ownership of all shares of common stock at August 30, 2005 for each executive officer and director of eTotalSource and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon 46,710,821 common shares issued and outstanding at August 30, 2005 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully-diluted basis showing all authorized, but unissued, shares of our common stock at August 30, 2005 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

         There are no shares of preferred stock issued and outstanding as of August 30, 2005.

         We are registering 244,590,000 shares of common stock in this offering. These shares represent approximately 82% of our authorized capital stock and would upon issuance represent approximately 84% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to effect a change in control of eTotalSource.

         Officers, Director and Beneficial Owners, As of August 30, 2005

                                                                                Amount of
                                                                                Beneficial        Percentage
Title of Class             Name and Address of Beneficial Owner                 Ownership        of Class (1)
--------------             ------------------------------------                 -----------      ------------
Common                     Terry Eilers                                          6,672,039             14.2%
                           1510 Poole Boulevard
                           Yuba City, CA  95993

Common                     Virgil Baker                                          1,577,363              3.3%
                           1510 Poole Boulevard
                           Yuba City, CA  95993

Common                     Michael Sullinger                                       668,544              1.4%
                           1510 Poole Boulevard
                           Yuba City, CA  95993

Common                     A. Richard Barber                                       998,352              2.0%
                           1510 Poole Boulevard
                           Yuba City, CA  95993

Common                     Morrow Revocable Trust                                1,945,056              4.1%
                           (beneficially J. Cody Morrow & Family)
                           12655 Rough & Ready
                           Grass Valley, CA  95945

                           ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
                           GROUP (5 PERSONS NAMED ABOVE)                        11,861,154             25.4%

Common                     Cornell Capital Partners, LP                          3,833,334              8.2%
                           101 Hudson Street, Suite 3700
                           Jersey City, NJ 07302

Common                     Robert H. Baker, as Trustee of the RHB Trust,
                           dated June 7, 2002                                    2,287,500              4.9%
                           1940 Blossom Rock Pl.
                           Gold Rive, CA 95670

Common                     James Boras                                           3,162,500              6.8%
                           3501 Autumn Point Lane
                           Carmichael, CA 95608


-----------------

(1) Applicable percentage of ownership is based on 46,710,821 shares of common stock outstanding as of August 30, 2005 together with securities exercisable or convertible into shares of common stock within 60 days of August 30, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 30, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the past two years, eTotalSource has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of eTotalSource's common stock, except as disclosed in the following paragraphs.

         On December 30, 2002, Premium Enterprises, Inc. acquired 91% of the preferred and common stock of eTotalSource, Inc. pursuant to an Agreement and Plan of Reorganization, effective December 30, 2002, by issuing 15,540,011 shares of Premium's common stock to eTotalSource shareholders. Immediately after the transaction, the eTotalSource shareholders owned approximately 89% of the Premium's common stock. Coincident with the transaction, Premium changed its fiscal year from June 30 to December 31. The reorganization is recorded as a recapitalization effected by a reverse merger wherein Premium is treated as the acquiree for accounting purposes, even though it is the legal acquirer. The transaction has been accounted for as a purchase, and accordingly, since the transaction occurred December 31, 2002, the results of operations for the periods presented represent solely those of the accounting acquirer, eTotalSource. Since Premium was a non-operating shell with limited business activity, goodwill was not recorded.

         No officer, director, or affiliate of eTotalSource has or proposes to have any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise.

                          MARKET PRICE OF AND DIVIDENDS
         ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock began trading on January 4, 2002 on the Over-the-Counter Bulletin Board under the trading symbol "ETLS.OB". Our stock is quoted on the Over-the-Counter Bulletin Board. The following table sets forth the range of high and low closing sale price as reported by the Over-the-Counter Bulletin Board for our common stock for the fiscal quarters indicated. The Over-the-Counter Bulletin Board quotations represent quotations between dealers without adjustment for retail mark-up, markdowns or commissions and may not represent actual transactions.

================================================================================
                     2002                   High                  Low
August 7 to September 30, 2002             $0.010                $0.010
October 1 to December 31, 2002             $0.010                $0.010
================================================================================
                     2003                   High                  Low
January 1 to March 31, 2003                $0.350                $0.010
April 1 to June 30, 2003                   $0.350                $0.060
July 1 to September 30, 2003               $0.200                $0.050
October 1 to December 31, 2003             $0.170                $0.050
================================================================================
                     2004                   High                  Low
January 1 to March 31, 2004                $0.195                $0.120
April 1 to June 30, 2004                   $0.200                $0.070
July 1 to September 30, 2004               $0.120                $0.045
October 1 to December 31, 200              $0.095                $0.046
================================================================================
                     2005                    High                   Low
January 1 to March 31, 2005                $0.045                $0.024
April 1 to June 30, 2005                   $0.052                $0.015
July 1 to September 1, 2005                $0.040                $0.015
================================================================================

         On August 30, 2005, the last trade price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.02 per share. On August 30, 2005, we believe we had in excess of 340 holders of common stock and 46,710,821 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders. No shares of preferred stock were issued and outstanding on August 30, 2005.


Dividends

         We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.


Recent Sales of Unregistered Securities

         During  the  last  three  years,   eTotalSource  issued  the  following
unregistered securities:

         On August 24, 2005, the Company issued to Cornell Capital Partners a secured convertible debenture in the principal amount of $100,000. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell's option, into shares of the Company's common stock at a a conversion price equal to $0.02. The Secured Convertible Debenture is secured by substantially all of the Company's assets, has a one-year term and accrues interest at 12% per annum. In the event the Secured Convertible Debenture is redeemed, then eTotalSource will issue to Cornell Capital Partners a warrant to purchase 5,000,000 shares at an exercise price of $0.02 or as subsequently adjusted under the terms of the warrant.

         On April 20, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, LP Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In connection with the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 restricted shares of our common stock. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell to draw down the maximum advance amount of $200,000.

         eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the 2005 Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 restricted shares of eTotalSource's common stock issued on October 8, 2004.

         Also on  April  20,  2005,  we  issued  the  2005  Secured  Convertible
Debenture to Cornell Capital Partners, LP in the principal amount of $350,000, plus accrued interest. The 2005 Secured Convertible Debenture accrues interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the 2005 Secured Convertible Debenture on the second-year anniversary thereof or
(ii) converted into shares of eTotalSource common stock. The 2005 Secured Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to $0.112. The 2005 Secured Convertible Debenture is convertible at the holder's option. The 2005 Secured Convertible Debenture has a term of two years and is secured by all of our assets. At eTotalSource's option, the 2005 Secured Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured 2005 Secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. As described below, Cornell Capital Partners purchased a 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on October 12, 2004, and a second 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on or about December 2, 2004 pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture).

         On October 12, 2004, we issued a 2004 Secured Convertible Debenture to Cornell Capital Partners, LP in the principal amount of $175,000, and on or about December 2, 2004, we issued a second 2004 Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000, both pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement dated April 20, 2005; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debenture (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture). The 2004 Secured Convertible Debentures accrued interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest could either be: (i) paid to the holder of the 2004 Secured Convertible Debenture on the third-year anniversary thereof or (ii) converted into shares of eTotalSource common stock. The 2004 Secured Convertible Debentures were convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price as listed on a principal market, as quoted by Bloomberg, L.P., on October 12, 2004, or
(ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The 2004 Secured Convertible Debentures were convertible at the holder's option. The 2004 Secured Convertible Debentures had terms of two years and were secured by substantially all of our assets. At eTotalSource's option, the 2004 Secured Convertible Debentures could be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the 2004 Secured Convertible Debentures, the holders were not entitled to convert such debentures for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

         On October 6, 2004, we entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the 2004 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 20004 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 restricted shares of our common stock issued on October 8, 2004.

         On September 30, 2004, each of the following persons was issued 400,000 restricted shares of common stock in exchange for services provided to eTotalSource: Michael Sullinger, COO, Virgil Baker, CFO, and A. Richard Barber. The effective price per share issued was $0.05.

         In July of 2004, eTotalSource issued 100,000 restricted shares of common stock to an unrelated individual for $9,000 of services accrued for in the second quarter.

         Also in July of 2004, eTotalSource issued 1,400,000 shares of restricted common stock to a former contract consultant in settlement of a contract. The fair value of the shares was accrued for in the second quarter based on the quoted price of the stock on the date of settlement, a total of $126,000.

         Also in July of 2004, eTotalSource issued 2,000,000 shares of restricted common stock to an unrelated company for sales and marketing services completed and accepted in the third quarter. The shares will be recorded at their fair value, $300,000, based on the quoted price of the stock at the date of the contract.

         Effective December 19, 2003, eTotalSource entered into a private placement agreement for the sale of up to 12,000,000 shares of its common stock pursuant to Regulation S of the Securities Act of 1933, as amended, commencing in January of 2004. The purchaser had until the sooner of April 30, 2004 or until 12,000,000 shares are sold to deliver one or more purchase notices to eTotalSource. The agreement provided for a variable purchase price based on a percentage of the five-day average closing price on the date of a purchase with a floor price of $0.08 cents net to eTotalSource. Based on the foregoing private placement, eTotalSource sold a total of 8,125,000 shares resulting in net proceeds to eTotalSource of $530,000. The purchaser represented to eTotalSource that it intended to acquire the shares for its own account with no then present intention of dividing its interest with others or reselling or otherwise disposing of all or any portion of the shares. The shares were offered in a private transaction, not part of a distribution of shares.

         Except as otherwise indicated above, eTotalSource believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, because: (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view toward further distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; and (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment. Accordingly, no registration statement needed to be in effect prior to such issuances.

                            DESCRIPTION OF SECURITIES

         Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock, no par value per share. On March 11, 2005, we filed an amendment to our Articles of Incorporation to increase our authorized shares of capital/common stock from 100,000,000 to 300,000,000. Our Articles of Incorporation do not authorize us to issue any preferred stock. At August 30, 2005, 46,710,821 shares of common stock were outstanding.


Common Stock

         All shares of common stock, when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the Board of Directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares. Reference is made to eTotalSource's Articles of Incorporation and its bylaws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Board of Directors without notice to the shareholders may amend the bylaws. The shares of eTotalSource do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% of the shares voting for election of directors may not be able to elect any director.


Preferred Stock

         eTotalSource has no preferred stock authorized.


Options and Warrants

         Effective December 3, 2001, eTotalSource adopted the eTotalSource, Inc. 2001 Stock Option Plan (the "Plan"). A total of 1,800,000 shares of eTotalSource common stock were reserved for exercise of stock options under the Plan. The Plan, administered by eTotalSource's Board of Directors, provides for the grant of incentive stock options to employees and directors at fair market value and non-statutory stock options to consultants and others. No option can be for a term of more than 10 years from the date of grant. The option price is at the discretion of the Board of Directors; provided however, for incentive stock options it shall not be less than fair market value on the date of grant (110% for certain options becoming exercisable that exceed $100,000), and for non-statutory options not less than 85% of fair market value on the date of grant. All options issued by eTotalSource to date have exercise prices which were equal to the estimated fair market value of eTotalSource's common stock at the date of grant. The following table summarizes stock options outstanding and excisable as of August 30, 2005:

                                      Options             Options              Options             Options
                                    Outstanding         Outstanding          Exercisable         Exercisable
                                    -----------       ---------------        -----------       ----------------
                                      Number          Weighted Average         Number          Weighted Average
Range of Exercise Prices            Outstanding        Remaining Life        Exercisable        Exercise Price
-----------------------------       -----------       ---------------        -----------       ----------------
$0.50                                 1,262,500             6.9 years          1,262,500                  $0.50


         Information concerning all stock option activity is summarized in the following table:

                                                                   Option Prices
                                                 Option Shares       Per Share
                                                 -------------       ---------
Outstanding, December 31, 2002                      1,560,700             0.50
Granted                                                    --               --
Forfeited                                            (48,200)             0.50
Exercised                                                  --               --
                                                 -------------
Outstanding, December 31, 2003                      1,512,500             0.50
Granted                                                    --               --
Forfeited                                             250,000             0.50
Exercised                                                  --               --
                                                 -------------
Outstanding, December 31, 2004                      1,262,500            $0.50
                                                 =============

         No options were granted in 2003 or 2004.

         eTotalSource also has outstanding options and warrants that it has issued to consultants and lenders to purchase a total of 1,056,500 shares of common stock of eTotalSource at $0.75 per share: 74,000 expire in 2005, 40,000 expire in 2006, 817,500 expire in 2007, and 125,000 expire in 2011. As of December 31, 2004, the weighted average expected life of all such compensatory options and warrants was 5.7 years.


Debentures

         On October 12, 2004, we issued a 2004 Secured Convertible Debenture to Cornell Capital Partners, LP in the principal amount of $175,000, and on or about December 2, 2004, we issued a second 2004 Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000, both pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement dated April 20, 2005; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debenture (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture). The 2004 Secured Convertible Debentures accrued interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest could either be: (i) paid to the holder of the 2004 Secured Convertible Debenture on the third-year anniversary thereof or (ii) converted into shares of eTotalSource common stock. The 2004 Secured Convertible Debentures were convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price as listed on a principal market, as quoted by Bloomberg, L.P., on October 12, 2004, or
(ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The 2004 Secured Convertible Debentures were convertible at the holder's option. The 2004 Secured Convertible Debentures had terms of two years and were secured by substantially all of our assets. At eTotalSource's option, the 2004 Secured Convertible Debentures could be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the 2004 Secured Convertible Debentures, the holders were not entitled to convert such debentures for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

         On April 20, 2005, we issued the 2005 Secured Convertible Debenture to Cornell Capital Partners, LP in the principal amount of $350,000, plus accrued interest. The 2005 Secured Convertible Debenture accrues interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the 2005 Secured Convertible Debenture on the second-year anniversary thereof or (ii) converted into shares of eTotalSource common stock. The 2005 Secured Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to $0.112. The 2005 Secured Convertible Debenture is convertible at the holder's option. The 2005 Secured Convertible Debenture has a term of two years and is secured by all of our assets. At eTotalSource's option, the 2005 Secured Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured 2005 Secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. As described above, Cornell Capital Partners purchased a 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on October 12, 2004, and a second 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on or about December 2, 2004 pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement dated April 20, 2005; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture).

         On August 24, 2005, the Company issued to Cornell Capital Partners a secured convertible debenture in the principal amount of $100,000. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell's option, into shares of the Company's common stock at a a conversion price equal to $0.02. The Secured Convertible Debenture is secured by substantially all of the Company's assets, has a one-year term and accrues interest at 12% per annum. In the event the Secured Convertible Debenture is redeemed, then eTotalSource will issue to Cornell Capital Partners a warrant to purchase 5,000,000 shares at an exercise price of $0.02 or as subsequently adjusted under the terms of the warrant.

Shares Eligible For Future Sale

         46,710,821 shares of common stock are outstanding on the date of this Prospectus and an additional 2,386,500 shares will be issued if all of the outstanding warrants are exercised and all of the notes are converted to common stock. All of the shares that may be sold pursuant to this Prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

         Of the 46,710,821 shares of common stock outstanding as of the date of this Prospectus, 17,263,847 shares are held by our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

         200,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners, LP pursuant to the 2005 Standby Equity Distribution Agreement, in addition to the 3,833,334 shares being registered in this offering for resale by Cornell Capital Partners in connection with eTotalSource's payment of a one-time commitment fee paid to Cornell Capital Partners pursuant to the 2005 Standby Equity Distribution Agreement.

         31,250,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners, LP pursuant to the 2005 Secured Convertible Debentures.

         166,666 shares of common stock, in payment of a one-time $10,000 placement fee, are being registered in this offering for resale by Newbridge Securities Corporation, a registered broker-dealer that we engaged to advise us in connection with the 2005 Standby Equity Distribution Agreement.

         9,340,000 shares of common stock are being registered in this offering for resale by other selling stockholders of eTotalSource who have acquired such shares in various transactions with us.


Rule 144

         In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

         In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.


Transfer Agent & Registrar

         The transfer agent and registrar for our common stock is Executive Registrar and Transfer, Inc., 3615 South Huron Street, Suite 104, Englewood, Colorado 80110.

Limitation Of Liability And Indemnification Of Officers And Directors

         The Colorado Revised Statutes exclude personal liability of eTotalSource's directors and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, eTotalSource will have a much more limited right of action against its directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

         The Colorado Revised Statutes provide for the indemnification of eTotalSource's directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of eTotalSource. eTotalSource will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay eTotalSource therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

         eTotalSource's Articles of Incorporation and Bylaws include indemnification provisions under which eTotalSource has agreed to indemnify directors and officers of eTotalSource from and against certain claims arising from or related to future acts or omissions as a director or officer of eTotalSource. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of eTotalSource pursuant to the foregoing, or otherwise, eTotalSource has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.


Anti-Takeover Effects of Provisions Of The Articles of Incorporation

         The authorized but unissued shares of eTotalSource's common stock are available for future issuance as authorized by the Board of Directors without the approval of eTotalSource's stockholders. These additional shares may be utilized for a variety of corporate purposes, including but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of eTotalSource that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with eTotalSource's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

         eTotalSource's consolidated financial statements as of December 31, 2004 and for the years ended December 31, 2004 and 2003 have been audited by Gordon, Hughes & Banks, LLP, an independent registered public accounting firm. We have included our consolidated financial statements in this Prospectus in reliance on the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered through this Prospectus will be passed on by Michael A. Littman, Esq., located at 7609 Ralston Road, Arvada, Colorado 80002. The opinion issued by Mr. Littman will be filed by amendment.

                           HOW TO GET MORE INFORMATION

         We have filed with the United States Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the United States Securities and Exchange Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the United States Securities and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the United States Securities and Exchange Commission.

                               eTotalSource, Inc.

                                    INDEX TO

                              FINANCIAL STATEMENTS

                                                                                                              PAGE(S)

  INTERIM UNAUDITED FINANCIAL STATEMENTS

  Condensed Consolidated Balance Sheet as of June 30, 2005                                                       F-1

  Condensed Consolidated Statements of Operations for the Three and Six Months Ended

    June 30, 2005 and 2004                                                                                       F-2

  Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004                F-3

  Notes To Condensed Consolidated Financial Statements                                                           F-4

  ANNUAL FINANCIAL STATEMENTS

  Report of Independent Registered Public Accounting Firm                                                        F-5

  Consolidated Balance Sheet as of December 31, 2004                                                             F-6

  Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2003                           F-7

  Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2003                           F-8

  Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended

    December 31, 2004 and 2003                                                                                   F-9

  Notes to Consolidated Financial Statements                                                                    F-10

                               eTotalSource, Inc.
                      Condensed Consolidated Balance Sheet
                                  June 30, 2005

ASSETS

Current Assets
Cash                                                                           $      8,859
Accounts receivable                                                                   1,121
Other                                                                                 1,244
                                                                               ------------
Total Current Assets                                                                 11,224
                                                                               ------------

Property and Equipment
Furniture and equipment                                                              86,772
Less accumulated depreciation                                                       (62,038)
                                                                               ------------
                                                                                     24,734
                                                                               ------------
Other Assets

Patents applications and trademarks, less $17,448 accumulated amortization           22,890
Deposits                                                                                721
                                                                               ------------
                                                                                     23,611
                                                                               ------------
Total Assets                                                                   $     59,569
                                                                               ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Convertible notes payable                                                      $    250,000
Other notes payable                                                                 757,000
Judgments payable                                                                   204,788
Accounts payable                                                                    356,526
Accrued compensation payable                                                      1,021,408
Accrued interest payable                                                            214,661
Deferred revenue                                                                     45,000
                                                                               ------------
Total Current Liabilities                                                         2,849,382

Convertible Notes Payable, less current maturities and $197,942 discount            152,058
                                                                               ------------

Total Liabilities                                                                 3,001,440
                                                                               ------------

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock; no par value; 300 million shares authorized,
46,710,821 shares issued and outstanding                                          6,002,403
Accumulated (deficit)                                                            (8,944,274)
                                                                               ------------
Total Stockholders' Equity (Deficit)                                             (2,941,871)
                                                                               ------------

Total Liabilities and Stockholders' Equity (Deficit)                           $     59,569
                                                                               ============

                             See accompanying notes.

                               eTotalSource, Inc.
                 Condensed Consolidated Statements of Operations

                                                          Three Months                     Six Months
                                                         Ended June 30,                  Ended June 30,
                                                  ----------------------------    ----------------------------
                                                      2005            2004            2005             2004
                                                  ------------    ------------    ------------    ------------
Revenues                                          $     13,998    $     97,174    $     28,984    $    115,266

General and Administrative Expenses                    267,146         807,875         519,671       1,205,138
                                                  ------------    ------------    ------------    ------------

Operating Income (Loss)                               (253,148)       (710,701)       (490,686)     (1,089,871)

Other Income (Expense)
Gain (loss) on sale or retirement of assets                 --          (1,122)             --          (1,140)
Interest expense                                       (64,778)        (76,512)       (112,539)       (103,879)
Other income (expense), net                                (67)          1,273           1,275           1,273
                                                  ------------    ------------    ------------    ------------
Total Other Income (Expense)                           (64,846)        (76,361)       (111,264)       (103,747)
                                                  ------------    ------------    ------------    ------------

Net (Loss)                                        $   (317,994)   $   (787,062)   $   (601,951)   $ (1,193,618)
                                                  ============    ============    ============    ============

Basic and Diluted (Loss) per Share                $      (0.01)   $      (0.02)   $      (0.01)   $      (0.04)
                                                  ============    ============    ============    ============

Weighted Average Common Shares Outstanding          46,710,821      32,556,481      46,710,821      31,552,844
                                                  ============    ============    ============    ============


                             See accompanying notes.

                               eTotalSource, Inc.
                 Condensed Consolidated Statements of Cash Flows

                                                                            Six Months Ended June 30,
                                                                           --------------------------
                                                                               2005           2004
                                                                           -----------    -----------
Cash Flows From (Used in) Operating Activities:
Net (loss)                                                                 $  (601,951)   $(1,193,618)

Depreciation and amortization                                                   40,594         11,139
Gain (loss) on sale or retirement of assets                                         67          1,141
Stock issued for services and in lieu of interest                                   --        642,700
Stock options and warrant expense                                               52,648         52,927
Changes in assets and liabilities                                                   --             --
Decrease (increase) in accounts receivable                                      (1,121)        (3,055)
Decrease (increase) in other current assets                                         53         (7,623)
Decrease (increase) in deposits                                                    441            196
Increase (decrease) in payables, credit cards and accrued liabilities          377,778        222,451

Increase (decrease) in deferred revenue                                        (22,500)       (22,500)
                                                                           -----------    -----------

Net Cash (Used in) Operating Activities                                       (153,990)      (296,243)
                                                                           -----------    -----------

Cash Flows From (Used in) Investing Activities:

Purchase of equipment                                                               --         (9,077)
                                                                           -----------    -----------


Net Cash (Used in) Investing Activities                                             --         (9,077)
                                                                           -----------    -----------

Cash Flows From (Used in) Financing Activities:

Proceeds from issuance of notes payable                                        125,000             --
                                                                           -----------    -----------


Net Cash From Financing Activities                                             125,000             --
                                                                           -----------    -----------


Increase (Decrease) in Cash and Cash Equivalents                               (28,990)      (305,320)


Cash and Cash Equivalents - Beginning of Period                                 37,849        313,082
                                                                           -----------    -----------

                                                                           ===========    ===========
Cash and Cash Equivalents - End of Period                                  $     8,859    $     7,762
                                                                           ===========    ===========

                             See accompanying notes.

                               eTOTALSOURCE, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

Note A - Basis of Presentation

The accompanying unaudited financial statements of eTotalSource, Inc. (the "Company") were prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial condition for the periods presented have been included. Such adjustments are of a normal recurring nature. The results of operations for the three and six-month periods ended June 30, 2005 are not necessarily indicative of the results of operations that can be expected for the fiscal year ending December 31, 2005. For further information, refer to the Company's audited financial statements and footnotes thereto included elsewhere in this Prospectus.

Certain reclassifications have been made to prior year expenses to conform to the current year presentation and have no effect on the reported net loss for either period.

Note B - Going Concern Contingency

As reported in the December 31, 2004 financial statements, the Company has incurred significant recurring losses from operations and has a substantial liquidity shortage, including default conditions on certain notes payable and judgments payable to creditors. The foregoing raises substantial doubt about the Company's ability to continue as a going concern. These conditions are substantially unchanged through the second quarter of 2005. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note C - Convertible Debentures

On April 20, 2005, the Company and Cornell Capital Partners, LP ("Cornell"), the holder of two $175,000 convertible debentures issued by the Company in 2004, agreed to modify the 20% floating conversion rate of the debentures to a fixed rate equal to $0.0112 per share. In addition, the term of the debentures was reset for a new 24-month period beginning April 20, 2005, when the principal and accrued interest shall be, at the Company's option, either paid or converted into shares of common stock at a conversion price equal to $0.0112 per share.

The debentures are reported net of a $197,942 unamortized discount related to a beneficial conversion feature. This discount represents the quoted market price of the Company's common stock on April 20, 2005 in excess of Cornell's conversion rate. The discount is being amortized over the revised term of the debentures.

Note D - Notes Payable

On April 20, 2005, the Company borrowed $100,000 from Cornell and issued it a note payable with interest accruing at 12%. The note and accrued interest is due on the earlier of (i) the effective date a proposed Registration Statement on Form SB-2 is filed with the United States Securities and Exchange Commission (the "SEC"), or (ii) August 1, 2005 (currently in default). The note is secured by 8,117,946 shares of Company common stock beneficially held by three officers of the Company.

On June 27, 2005, the Company borrowed $25,000 from Cornell and issued it a note payable with interest accruing at 10%. The note and accrued interest is due on the earlier of (i) the effective date a proposed Registration Statement on Form SB-2 is filed with the United States Securities and Exchange Commission (the "SEC"), or (ii) August 1, 2005 (currently in default).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
eTotalSource, Inc.
Yuba City, California

We have audited the accompanying consolidated balance sheet of eTotalSource, Inc. (formerly Premium Enterprises, Inc. - the "Company") as of December 31, 2004 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eTotalSource, Inc. at December 31, 2004, and the results of its consolidated operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 1 to the financial statements, the Company has incurred significant recurring losses, and as of December 31, 2004 has a substantial liquidity shortage, including default conditions on certain notes payable and judgments payable to creditors. As a consequence, the Company requires significant additional financing to satisfy outstanding obligations and continue operations. Unless the Company successfully obtains suitable significant additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/  Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
February 28, 2005
                               eTotalSource, Inc.
                           Consolidated Balance Sheet
                                December 31, 2004


ASSETS
Current Assets
Cash                                                                          $     37,849

Other                                                                                1,296
                                                                              ------------
Total Current Assets                                                                39,145
                                                                              ------------

Property and Equipment
Furniture and equipment                                                             88,122
   Less accumulated depreciation                                                   (56,786)
                                                                              ------------
                                                                                    31,336
                                                                              ------------

Other Assets
Patent applications and trademarks, less $15,431 accumulated amortization           24,907

Deposits                                                                             1,162
                                                                              ------------
                                                                                    26,069
                                                                              ------------

Total Assets                                                                  $     96,550
                                                                              ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Convertible notes payable                                                     $    417,569
Other notes payable                                                                632,000
Judgments payable                                                                  204,788
Accounts payable                                                                   183,461
Accrued compensation payable                                                       845,880
Accrued interest payable                                                           185,475
Deferred revenue                                                                    67,500
                                                                              ------------
Total Current Liabilities                                                        2,536,673

Convertible Notes Payable, less current maturities                                 117,900
                                                                              ------------

Total Liabilities                                                                2,654,573
                                                                              ------------

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock; no par value; 100 million shares authorized,
  46,710,821 shares issued and outstanding                                       5,784,300
Accumulated (deficit)                                                           (8,342,323)
                                                                              ------------
Total Stockholders' Equity (Deficit)                                            (2,558,023)
                                                                              ------------

Total Liabilities and Stockholders' Equity (Deficit)                          $     96,550
                                                                              ============

                             See accompanying notes.

                               eTotalSource, Inc.
                      Consolidated Statements of Operations

                                                         December 31,
                                                ----------------------------
                                                    2004            2003
                                                ------------    ------------

Revenues                                        $    209,198    $    281,919

General and Administrative Expenses                2,390,905       1,860,146
                                                ------------    ------------

Operating Income (Loss)                           (2,181,707)     (1,578,227)

Other Income (Expense)

Gain on sale of building                                  --         205,705
Interest expense                                    (190,592)       (602,045)

Other income (expense), net                             (376)          7,992
                                                ------------    ------------
Total Other Income (Expense)                        (190,968)       (388,348)
                                                ------------    ------------

Net (Loss)                                      $ (2,372,675)   $ (1,966,575)
                                                ============    ============

Basic and Diluted (Loss) per Share              $      (0.06)   $      (0.10)
                                                ============    ============

Weighted Average Common Shares Outstanding        37,897,170      19,830,586
                                                ============    ============


                             See accompanying notes.

                               eTotalSource, Inc.
                      Consolidated Statements of Cash Flows

                                                                                   December 31,
                                                                           --------------------------
                                                                              2004            2003
                                                                           -----------    -----------
Cash Flows From (Used in) Operating Activities:
Net (loss)                                                                 $(2,372,675)   $(1,966,575)
Adjustments to reconcile net (loss) to net cash provided
   by operating activities-
Depreciation and amortization                                                   26,938         30,383
Gain on sale of building                                                            --       (205,705)
Loss on retirement of assets                                                     1,745          4,460
Stock issued for services and in lieu of interest                            1,391,105        751,350
Stock issued for accrued interest upon debt conversion                          52,400        182,620
Stock options and warrant expense                                              106,411        440,103
Changes in assets and liabilities:
Decrease (increase) in accounts receivable                                         414             --
Decrease (increase) in other current assets                                     (1,296)        47,708
Decrease (increase) in deposits                                                    196          2,618
Increase (decrease) in payables, credit cards and accrued liabilities          222,604        170,347
Increase (decrease) in deferred revenue                                        (45,000)       (45,000)
                                                                           -----------    -----------

Net Cash (Used in) Operating Activities                                       (617,158)      (587,691)
                                                                           -----------    -----------
Cash Flows From (Used in) Investing Activities:
Net proceeds from sale of fixed assets                                           1,000        142,596
Purchase of equipment                                                           (9,077)        (9,005)

                                                                           -----------    -----------
Net Cash (Used in) Investing Activities                                         (8,077)       133,591
                                                                           -----------    -----------

Cash Flows From (Used in) Financing Act ivies:

Proceeds from issuance of convertible notes payable                            350,000             --

Payments on mortgages and notes payable                                             --       (204,642)

Proceeds from issuance of notes payable                                             --        360,000

Proceeds from sale of stock                                                         --        561,500
                                                                           -----------    -----------

Net Cash From Financing Activities                                             350,000        716,858
                                                                           -----------    -----------

Increase (decrease) in Cash and Cash Equivalents                              (275,235)       262,758


Cash and Cash Equivalents - Beginning of Period                                313,084         50,326
                                                                           -----------    -----------

Cash and Cash Equivalents - End of Period                                  $    37,849    $   313,084
                                                                           ===========    ===========

Supplemental Disclosures:
   Interest paid                                                           $   109,535    $   378,804

   Income taxes paid                                                             1,600            800
   Non-cash investing and financing transactions:

      Conversion of accounts payable and accrued expenses to equity            427,500             --
      Conversion of debt to equity                                              80,000        340,000
      Convertible notes payable discount                                        70,000             --

                             See accompanying notes.

                                eTotalSource, Inc
            Consolidated Statement of Stockholders' Equity (Deficit)

                                                                  Common Stock           Accumulated
                                                             Shares          Amount       (Deficit)         Total
                                                          -----------    -----------   --------------    -----------
December 31, 2002                                          17,565,151    $ 1,381,311   $   (4,003,073)   $(2,621,762)
      Issued for services or in lieu of interest
           ($.08 to $.525 per share)                        4,050,000        751,350               --        751,350
      Conversion of notes payable-
          Convertible notes ($.35 per share)                  459,056        160,670               --        160,670
          Other notes payable ($.08 and $.24 per
           share)                                           2,500,000        361,950               --        361,950
      Issuance for cash in private placement ($.08
           per share)                                       6,625,000        530,000               --        530,000
      Exercise of warrants ($.09 per share)                   350,000         31,500               --         31,500
      Options and warrants -
          Interest                                                 --        364,721               --        364,721
          Services                                                 --         75,382               --         75,382
      Shares rescinded by officer                          (2,000,000)            --               --             --
      Net (loss)                                                   --             --       (1,966,575)    (1,966,575)
                                                          -----------    -----------   --------------    -----------

December 31, 2003                                          29,549,207      3,656,884       (5,969,648)    (2,312,764)

          Issued for services or in lieu of interest
           ($.05  to $.53 per share)                       13,644,505      1,443,505               --      1,443,505
       Conversion of debt -
          Convertible notes ($.165 to $.20 per
            share)                                            469,318         87,500               --         87,500
          Other payables ($.075 to $.20 per share)          1,766,495        320,000               --        320,000
          Reorganization debt ($.167 to $.176 per
            share)                                            583,505        100,000               --        100,000
       Options and warrants -
          Services                                                 --        101,911               --        101,911
          Interest                                                 --          4,500               --          4,500

       Pre-reorganization shares issued (*1)                  697,791             --               --             --
       Additional paid-in-capital -
          Discounts - convertible debenture bonds                  --         70,000               --         70,000
        Net (loss)                                                 --             --       (2,372,675)    (2,372,675)
                                                          -----------    -----------   --------------    -----------
December 31, 2004                                          46,710,821    $ 5,784,300   $   (8,342,323)   $(2,558,023)
                                                          ===========    ===========   ==============    ===========

*(1) These shares were not issued at the time of the reorganization and were not used in the weighted average calculation prior to this issuance.

                             See accompanying notes.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

eTotalSource, Inc., the "Company" - formerly named Premium Enterprises, Inc. ("PMN"), was incorporated in Colorado on September 16, 1987. The principal activities of the Company are developing and publishing proprietary multimedia software technology and training media. The Company's primary customers are corporations, governmental organizations and agencies. The Company is based in Yuba City, California.

Reorganization in 2002

On December 30, 2002, PMN acquired 91% of the preferred and common stock of eTotalSource, Inc. ("eTS" - incorporated in California on February 7, 2000), pursuant to an Agreement and Plan of Reorganization effective December 30, 2002, by issuing 15,540,011 shares of PMN common stock to eTS shareholders.
Immediately after the transaction, the eTS shareholders owned approximately 88.5% of the Company's common stock. During 2004, the Company issued 697,791 shares of previously reserved common stock to acquire the remaining eTS stock and 583,505 shares to settle pre-reorganization accounts payable of PMN totaling $100,000.

Going Concern Considerations

The accompanying financial statements have been presented assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant operating losses since inception and as of December 31, 2004 had a net working capital deficit of approximately $(2,498,000), a stockholders' deficit of $(2,558,023), notes payable totaling $582,000 were in default with related accrued interest in arrears of $60,955, and legal judgments against the Company of $204,788 had been adjudicated. Management's plans to address these matters include the issuance of debt and equity securities and increasing revenue. Unless the Company successfully obtains suitable significant additional financing and attains profitable operations, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary after the elimination of intercompany balances and transactions.

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position No.97-2 "Software Revenue Recognition" issued by the Accounting Standards Executive Committee of the AICPA. Revenues are recorded net of an allowance for estimated returns and collectibility at the time of billing.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Product revenue is derived primarily from the sale of self-produced training multimedia and related off-the-shelf software products. The Company recognizes revenue from sales of these products at the time of shipment to customers. Service revenue is primarily derived from production of videos for others and is recognized upon customer acceptance.

Deferred revenue includes payments received for product licenses covering future periods and advances on service contracts that have not yet been fulfilled.

Software and Development Costs

The Company capitalizes purchased software that is ready for use and development costs of marketable software incurred from the time of technological feasibility until the software is ready for use. Research and development costs and other computer software maintenance costs are expensed as incurred. As of December 31, 2004, the Company has not capitalized any software development costs.

Furniture and Equipment

Furniture and equipment are recorded at cost. Maintenance and repairs are charged to operations when incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. The cost of property is depreciated using the straight-line method over estimated useful lives ranging from five to seven years. Depreciation charged to operations was $17,435 in 2004 and $25,092 in 2003.

Patents and Trademarks

Patents and trademarks represent the legal and application costs of multimedia technology used in operations and are amortized using the straight-line method over an estimated useful life of ten years.

Comprehensive Income

For the periods presented, the Company had no items of comprehensive income or loss, and accordingly, comprehensive income is the same as the net loss reported.

Segment Reporting

In June 1997, Statement of Financial Accounting Standards ("SFAS") 131, "Disclosure about Segments of an Enterprise and Related Information," was issued. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by management in deciding how to allocate resources and assess performance. As of December 31, 2004 and 2003, the Company had one operating segment, publishing proprietary multimedia software technology and training media.

Income Taxes

Deferred income taxes are based on temporary differences between the financial statement and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates for years during which taxes are expected to be paid or recovered.

Cash Equivalents

For the purpose of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

Earnings (Loss) Per Share

Basic earnings per share are computed using the weighted average number of shares outstanding during each period. Diluted earnings per share is computed on the basis of the average number of common shares outstanding and the dilutive effect of convertible notes payable, stock options and warrants using the "treasury stock" method. Basic and diluted earnings per share are the same during the periods presented since the Company had net losses and the inclusion of stock options and warrants would be anti-dilutive.

Stock-Based Compensation

The Company accounts for stock-based compensation using Accounting Principles Board's Opinion No. 25 ("APB 25"). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company has adopted the Financial Accounting Standards Board ("FASB") disclosure-only provisions of Statement of Accounting Standards No. 123 Accounting for Stock-Based Compensation ("SFAS 123"). The Company has adopted the disclosure-only provisions of SFAS 123 for stock options granted to the employees and directors. There were no options granted in 2004 or 2003.

Beneficial Conversion Feature of Debt

In accordance with Emerging Issues Task Force No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company recognizes the value of conversion rights attached to convertible debt. These rights give the debt holder the ability to convert his debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to the Company. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and related accruing interest and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized and recorded as interest expense over the remaining outstanding period of related debt.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 123R "Share-Based Payment," a revision to FASB No. 123. SFAS 123R replaces existing requirements under SFAS 123 and APB 25, and requires public companies to recognize the cost of employee services received in exchange for equity instruments, based on the grant-date fair value of those instruments, with limited exceptions. SFAS 123R also affects the pattern in which compensation cost is recognized, the accounting for employee share purchase plans, and the accounting for income tax effects of share-based payment transactions. For small-business filers, SFAS 123R will be effective for interim periods beginning after December 15, 2005. The Company is currently determining what impact the proposed statement would have on its results of operations and financial position.

In November 2004, the FASB issued SFAS 151, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overhead to the costs of conversion be based on normal capacity of the production facilities. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2004, the FASB issued SFAS 152, which amends SFAS 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends SFAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real-estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued SFAS 153. This Statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. NOTES PAYABLE

Note payable to a trust; interest at 15% payable monthly through December 18, 2003 when                                 $ 172,000
principal and unpaid interest are due.  The note is in default.

Note payable to a trust; interest at 10% and principal due January 17, 2003, extended to                                  110,000
December 17, 2003 (with interest increased to 18% and due monthly beginning February 17, 2003).
The note is in default.

Note payable to a trust; interest at 14% payable monthly through December 18, 2003 when                                    40,000
principal and unpaid interest are due.  The note is in default.

Promissory notes payable; interest at 6% payable monthly, due in 2001, unsecured.  Principal and                          150,000
accrued interest ($36,200 at December 31, 2004) are convertible to common stock at $.50 per share.  Warrants also issued to two note holders to purchase 37,500 shares of common stock for five years at $.50 per share.  The notes are in default.

Promissory note payable; principal and accrued interest at 8% payable in 2002, extended to May
15, 2003, unsecured.  Principal and accrued interest ($18,081 at December 31, 2004) convertible                           100,000
to Company common stock at $.50 per share.  Warrants also issued to the note holder to purchase
55,248 shares of common stock for five years at $.50 per share.  The note is in default.

Note payable to an unrelated trust; stated interest rate of 10% due June 2003, extended to June                            50,000
2004. As consideration for forbearance, the note holder received 50,000 shares of common stock in 2004, valued at $.525 per share ($26,250).  In October 2004, the note was extended to April
2005.

Note payable to an unrelated trust; principal and interest at 10% due monthly.    This note is a                          250,000
revolving credit obligation and eTotalSource can repay and borrow up to the amount of the note.
In October 2004, the note was extended to April 2005.

Convertible debenture bonds to an unrelated company, principal and interest at 5%, payable                                285,469
October 6, 2006 and December 2, 2006, secured by 31,250,000 shares of common stock. Principal and accrued interest ($2,757 at December 31, 2004) convertible to common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of our common stock as listed on a principal exchange, as quoted by Bloomberg, L.P., as of October 6, 2004 and December 2, 2004,
respectively, or (ii) 80% of the lowest closing bid price of our common stock, as quoted by
Bloomberg, L.P., for the five trading days immediately preceding the conversion date.  At the due date the Company has the option to repay the debt or issue common stock.  In connection with this transaction, the Company recorded a discount of $70,000; the debt is stated net of the remaining discount of $64,531.

Note payable to a director; principal and interest at 9.2%, due December 4, 2002, extended to

May 1, 2003, unsecured.  The note is in default.
                                                                                                                           10,000
                                                                                                                        ---------
         Total                                                                                                          1,167,469

         Less: current maturities                                                                                       1,049,569
                                                                                                                        ---------
         Long-term maturities                                                                                            $117,900
                                                                                                                        =========

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. INCOME TAXES

At December 31, 2004, the Company had a net operating loss carry-forward of approximately $3 million that may be offset against future taxable income through from 2020 through 2024. These carry-forwards are subject to review by the Internal Revenue Service.

The Company has fully reserved the $1 million tax benefit of the operating loss carry-forward, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined. The net change in the valuation allowance for deferred tax assets was a decrease of $1.3 million during 2004.

Temporary differences between the time of reporting certain items for financial statement and tax reporting purposes consists primarily of depreciation and deferred revenue.

NOTE 4. STOCKHOLDERS' EQUITY

Convertible Notes Payable
During 2004, notes payable and accrued interest totaling $87,500 were converted to 469,318 shares of common stock ($.165 - $.20 per share) as follows:

 Notes Payable     Accrued Interest          Total       Conversion Price
----------------   ----------------   ----------------   ----------------
$         50,000   $          7,500   $         57,500   $            .20
          30,000                 --             30,000               .165

In addition, during 2004, accounts payable and accrued liabilities totaling $420,000 were converted into 2,350,000 shares of common stock at conversion prices of $.075 to $.20 per share.

During 2003, 459,056 shares of common stock were issued to convertible note holders at $.35 per share. In addition, other notes payable and accrued interest totaling $361,950 were converted into 2,500,000 shares of common stock at conversion prices of $.08 to $.35 per share.

Stock Issued for Services and Interest During 2004, the Company issued 13,369,505 shares of common stock for services, expensed at the fair value of the stock based on contemporaneous stock market quotes at $.05 - $.17 per share (a total of $1,391,105).

During 2004, the Company issued 275,000 shares of common stock to note holders as compensation for additional interest. The Company has expensed the fair value of the stock based on contemporaneous stock market quotes at $.09 - $.53 per share (a total of $52,400).

During 2004, the Company issued 697,791 shares of common stock previously reserved in connection with the December 30, 2002 reorganization.

In 2003, 4,050,000 shares of common stock were issued to six individuals for services or in lieu of interest at per share valuations ranging from $.08 to $.525.

Stock Options and Warrants Issued for Services and in Lieu of Interest

In 2004 and 2003, the Company recorded expenses for options and warrants to purchase common stock issued to consultants and lenders totaling $106,411 and $440,103, respectively. Valuations of the transactions are based on the estimated fair value of the options or warrants on the grant date using the Black-Scholes pricing model. Consulting expense is recognized over the term of the option or warrant period. Interest expense is recognized over the related term of the related obligation on a straight-line basis.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. STOCK OPTIONS AND WARRANTS

Stock Option Plan

Effective December 3, 2001, the Company adopted the eTotalSource, Inc. 2001 Stock Option Plan (the "Plan"). A total of 1.8 million shares of Company common stock were reserved for exercise of stock options under the Plan. The Plan, administered by the Company's board of directors, provides for the grant of incentive stock options to employees and directors at fair market value and non-statutory stock options to consultants and others. No option can be for a term of more than ten years from the date of grant. The option price is at the discretion of the board; provided however, for incentive stock options it shall not be less than fair market value on the date of grant (110% for certain options becoming exercisable that exceed $100,000), and for non-statutory options not less than 85% of fair market value on the date of grant. All options issued by the Company to date have exercise prices which were equal to the estimated fair market value of the Company's common stock at the date of grant.

A summary of stock options outstanding and exercisable as of December 31, 2004 follows:

----------------- ----------------------- ----------------------- --------------------- -----------------------------
                   Options Outstanding     Options Outstanding    Options Exercisable       Options Exercisable
----------------- ----------------------- ----------------------- --------------------- -----------------------------
   Range of                                 Weighted Average       Number Exercisable    Weighted Average Exercise
Exercise Prices     Number Outstanding        Remaining Life                                       Price
----------------- ----------------------- ----------------------- --------------------- -----------------------------
----------------- ----------------------- ----------------------- --------------------- -----------------------------
     $0.50              1,262,500               6.9 years              1,262,500                   $0.50
----------------- ----------------------- ----------------------- --------------------- -----------------------------

         Information concerning all stock option activity is summarized in the following table:

------------------------------------------- -------------------------------- ----------------------------------------
                                                     Option Shares                   Option Prices Per Share
------------------------------------------- -------------------------------- ----------------------------------------
Outstanding, December 31, 2002                            1,560,700                              $0.50
------------------------------------------- -------------------------------- ----------------------------------------
  Granted                                                 --                                        --
------------------------------------------- -------------------------------- ----------------------------------------
  Forfeited                                               (48,200)                               $0.50
------------------------------------------- -------------------------------- ----------------------------------------
  Exercised                                               --                                        --
------------------------------------------- -------------------------------- ----------------------------------------
Outstanding, December 31, 2003                            1,512,500                              $0.50
------------------------------------------- -------------------------------- ----------------------------------------
  Granted                                                 --                                        --
------------------------------------------- -------------------------------- ----------------------------------------

  Forfeited                                               (250,000)                              $0.50
------------------------------------------- -------------------------------- ----------------------------------------
  Exercised                                               --                                        --
------------------------------------------- -------------------------------- ----------------------------------------
Outstanding, December 31, 2004                            1,262,500                              $0.50
------------------------------------------- -------------------------------- ----------------------------------------

There were no options granted under the Plan in 2003 or 2004.

Stock Options and Warrants Issued to Others

eTotalSource also has outstanding options and warrants that it has issued to consultants and lenders to purchase a total of 1,056,500 shares of common stock of eTotalSource at $0.75 per share: 74,000 expire in 2005, 40,000 expire in 2006, 817,500 expire in 2007, and 125,000 expire in 2011. As of December 31,
2004, the weighted average expected life of all such compensatory options and warrants was 5.7 years.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of their short-term maturities. The fair value of notes and judgments payable approximates fair value because of the market rate of interest on the debt.

NOTE 7. FINANCIAL INSTRUMENTS AND CONCENTRATIONS

Financial Instruments

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash.

The Company maintains its cash deposits in one bank. Its bank accounts are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. The amount on deposit in the financial institution did not exceed the $100,000 FDIC insured limit at December 31, 2004. Management believes that the financial institution is financially sound.

Significant Customers
Revenue from customers in excess of ten-percent of total Company revenue follows:

         Customer                                    2004                2003
         --------                                    ----                ----
         A                                            46%                  6%
         B                                            11%                 --%

NOTE 8.  COMMITMENTS AND CONTINGENCIES

Executive Employment Contracts

The Company has employment agreements with its three executive officers:

      1. Agreements were executed with the Chief Executive Officer and the Chief Financial Officer at the inception of the Company (February 7,
            2000) which expire December 31, 2005. Annual salary is $150,000 and $96,000, respectively, and each accrues a non-accountable automobile allowance of $9,000. The agreements also provide for an annual bonus of incentive stock options (covering 200,000 shares each). In addition, the CEO is entitled to a 5% referral commission on certain sales. Unpaid salary and commissions can be paid with warrants to purchase common stock at $1 per share. During both 2004 and 2003, CEO compensation expensed pursuant to these arrangements totaled $159,000, and CFO compensation totaled $105,000, respectively (exclusive of the fair value and of incentive stock options). Both officers have elected to forego the 2004 and 2003 annual bonus of incentive stock options.

      2. An agreement was executed August 1, 2000 with the Chief Operating Officer which expires December 31, 2007. Annual salary is $120,000 and a non-accountable automobile allowance of $9,000. The agreement also provides for an annual bonus of incentive stock options (covering 200,000 shares). Unpaid salary and commissions can be paid with warrants to purchase common stock at $1 per share. During 2004 and 2003, COO compensation expensed pursuant to these arrangements was accrued on a "half-time" basis and totaled $69,000 and $64,500, respectively (exclusive of the fair value of incentive stock options). The officer has elected to forego the 2004 and 2003 annual bonus of incentive stock options.

                               eTotalSource, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. EVENTS SUBSEQUENT TO DECEMBER 31, 2004

On February 4, 2005, at a Special Meeting of Shareholders, the shareholders approved an amendment to the Company's Articles of Incorporation to increase the number of Common Shares authorized from one hundred million (100,000,000) to three hundred million (300,000,000). The measure was passed with 30,898,791 shares voting in favor and 296,896 shares voting against, which was sufficient to carry out the proposal.


We have not  authorized  any  dealer,  salesperson  or                          ---------------------
other  person to provide any  information  or make any
representations  about  eTotalSource,  Inc. except the
information  or  representations   contained  in  this                               PROSPECTUS
Prospectus.  You  should  not  rely on any  additional
information or representations if made.                                         ---------------------

                  -----------------------

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

         o        except the common  stock  offered by
                  this Prospectus;

         o        in any  jurisdiction  in  which  the
                  offer   or   solicitation   is   not
                  authorized;

         o        in any jurisdiction where the dealer                               244,590,000
                  or   other    salesperson   is   not                          Shares of Common Stock
                  qualified   to  make  the  offer  or
                  solicitation;

         o        to any person to whom it is unlawful                             eTotalSource, Inc.
                  to make the  offer or  solicitation;
                  or

         o        to any  person  who is not a  United
                  States  resident  or who is  outside
                  the   jurisdiction   of  the  United
                  States.

The delivery of this  Prospectus  or any  accompanying
sale does not imply that:
                                                                                   _______________, 2005

         o        there  have been no  changes  in the
                  affairs of eTotalSource,  Inc. after
                  the date of this Prospectus; or

         o        the  information  contained  in this
                  Prospectus is correct after the date
                  of this Prospectus.

                       -----------------------

Until  _____________,   2005,  all  dealers  effecting
transactions in the registered securities,  whether or
not  participating  in  this   distribution,   may  be
required to deliver a Prospectus.  This is in addition
to the  obligation  of dealers to deliver a Prospectus
when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Colorado Revised Statutes exclude personal liability of eTotalSource's directors and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, eTotalSource will have a much more limited right of action against its directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

         The Colorado Revised Statutes provide for the indemnification of eTotalSource's directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of eTotalSource. eTotalSource will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay eTotalSource therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

         The eTotalSource's Articles of Incorporation and bylaws include indemnification provisions under which eTotalSource has agreed to indemnify directors and officers of eTotalSource from and against certain claims arising from or related to future acts or omissions as a director or officer of eTotalSource. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of eTotalSource pursuant to the foregoing, or otherwise, eTotalSource has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.

         eTotalSource has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

================================================================================

ITEM                                                                       AMOUNT
--------------------------------------------------------------------------------------
United States Securities and Exchange Commission registration fee           $931.89
Printing and engraving fees*                                              $2,500.00
Accounting fees and expenses *                                           $20,000.00
Legal fees and expenses *                                                $50,000.00
Miscellaneous (including Blue Sky fees, transfer agent fees and
  registrar fees)*                                                       $11,568.11
                                                                         ----------
Total Estimated Expenses                                                 $85,000.00
                                                                         ==========

------------------
*        Estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During  the  last  three  years,   eTotalSource  issued  the  following
unregistered securities:

         On August 24, 2005, the Company issued to Cornell Capital Partners a secured convertible debenture in the principal amount of $100,000. Any part of the principal amount of the Secured Convertible Debenture, plus accrued interest thereon, is convertible at any time up to maturity, at Cornell's option, into shares of the Company's common stock at a a conversion price equal to $0.02. The Secured Convertible Debenture is secured by substantially all of the Company's assets, has a one-year term and accrues interest at 12% per annum. In the event the Secured Convertible Debenture is redeemed, then eTotalSource will issue to Cornell Capital Partners a warrant to purchase 5,000,000 shares at an exercise price of $0.02 or as subsequently adjusted under the terms of the warrant.

         On April 20, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell Capital Partners, LP Pursuant to the 2005 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 2005 Standby Equity Distribution Agreement. In connection with the 2005 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 restricted shares of our common stock. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, we would need to submit a $200,000 advance request approximately every 10 trading days for 23 months in order to attain the full $10,000,000 available under the 2005 Standby Equity Distribution Agreement. At a recent stock price of $0.02, we would have to issue 10,204,081 shares of common stock to Cornell to draw down the maximum advance amount of $200,000.

         eTotalSource engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise eTotalSource in connection with the 2005 Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 166,666 restricted shares of eTotalSource's common stock issued on October 8, 2004.

         Also on  April  20,  2005,  we  issued  the  2005  Secured  Convertible
Debenture to Cornell Capital Partners, LP in the principal amount of $350,000, plus accrued interest. The 2005 Secured Convertible Debenture accrues interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the 2005 Secured Convertible Debenture on the second-year anniversary thereof or
(ii) converted into shares of eTotalSource common stock. The 2005 Secured Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to $0.112. The 2005 Secured Convertible Debenture is convertible at the holder's option. The 2005 Secured Convertible Debenture has a term of two years and is secured by all of our assets. At eTotalSource's option, the 2005 Secured Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured 2005 Secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. As described below, Cornell Capital Partners purchased a 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on October 12, 2004, and a second 2004 Secured Convertible Debenture in the principal amount of $175,000 from eTotalSource on or about December 2, 2004 pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture).

         On October 12, 2004, we issued a 2004 Secured Convertible Debenture to Cornell Capital Partners, LP in the principal amount of $175,000, and on or about December 2, 2004, we issued a second 2004 Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $175,000, both pursuant to the 2004 Secured Convertible Debenture. These two 2004 Secured Convertible Debentures were mutually terminated by eTotalSource and Cornell Capital Partners pursuant to the Termination Agreement dated April 20, 2005; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debentures are now subject to the terms and conditions contained in the 2005 Secured Convertible Debenture (i.e., the 2004 Secured Convertible Debentures were refinanced as the 2005 Secured Convertible Debenture). The 2004 Secured Convertible Debentures accrued interest at the rate of 5% per year. At eTotalSource's option, the entire principal amount and all accrued interest could either be: (i) paid to the holder of the 2004 Secured Convertible Debenture on the third-year anniversary thereof or (ii) converted into shares of eTotalSource common stock. The 2004 Secured Convertible Debentures were convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price as listed on a principal market, as quoted by Bloomberg, L.P., on October 12, 2004, or
(ii) an amount equal to 80% of the lowest closing bid price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The 2004 Secured Convertible Debentures were convertible at the holder's option. The 2004 Secured Convertible Debentures had terms of two years and were secured by substantially all of our assets. At eTotalSource's option, the 2004 Secured Convertible Debentures could be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the 2004 Secured Convertible Debentures, the holders were not entitled to convert such debentures for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

         On October 6, 2004, we entered into the 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the 2004 Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners will pay eTotalSource 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the 20004 Standby Equity Distribution Agreement. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 3,833,334 restricted shares of our common stock issued on October 8, 2004.

         On September 30, 2004, each of the following persons was issued 400,000 restricted shares of common stock in exchange for services provided to eTotalSource: Michael Sullinger, COO, Virgil Baker, CFO, and A. Richard Barber. The effective price per share issued was $0.05.

         In July of 2004, eTotalSource issued 100,000 restricted shares of common stock to an unrelated individual for $9,000 of services accrued for in the second quarter.

         Also in July of 2004, eTotalSource issued 1,400,000 shares of restricted common stock to a former contract consultant in settlement of a contract. The fair value of the shares was accrued for in the second quarter based on the quoted price of the stock on the date of settlement, a total of $126,000.

         Also in July of 2004, eTotalSource issued 2,000,000 shares of restricted common stock to an unrelated company for sales and marketing services completed and accepted in the third quarter. The shares will be recorded at their fair value, $300,000, based on the quoted price of the stock at the date of the contract.

         Effective December 19, 2003, eTotalSource entered into a private placement agreement for the sale of up to 12,000,000 shares of its common stock pursuant to Regulation S of the Securities Act of 1933, as amended, commencing in January of 2004. The purchaser had until the sooner of April 30, 2004 or until 12,000,000 shares are sold to deliver one or more purchase notices to eTotalSource. The agreement provided for a variable purchase price based on a percentage of the five-day average closing price on the date of a purchase with a floor price of $0.08 cents net to eTotalSource. Based on the foregoing private placement, eTotalSource sold a total of 8,125,000 shares resulting in net proceeds to eTotalSource of $530,000. The purchaser represented to eTotalSource that it intended to acquire the shares for its own account with no then present intention of dividing its interest with others or reselling or otherwise disposing of all or any portion of the shares. The shares were offered in a private transaction, not part of a distribution of shares.

         Except as otherwise indicated above, eTotalSource believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, because: (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view toward further distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; and (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment. Accordingly, no registration statement needed to be in effect prior to such issuances.


Exhibits Required By Item 601 of Regulation S-B

         The exhibits listed below and designated as "provided herewith" (rather than incorporated by reference) follow the signature page to this Prospectus in sequential order.

DESIGNATION OF
EXHIBIT AS
SET FORTH IN
ITEM 601 OF
REGULATION S-B              DESCRIPTION                                                       LOCATION
---------------  --------------------------------------                   -------------------------------------------------------
3.1              Articles of Incorporation                                Incorporated by reference to the Registration Statement
                                                                          on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

3.2              Bylaws                                                   Incorporated by reference to the Registration Statement
                                                                          on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

3.3              Certificate of Amendment of the Articles of              Incorporated by reference to the Current Report on Form
                 Incorporation                                            8-K dated July 14, 2003 (File no. 000-49797)

3.4              Articles of Amendment to the Articles of Incorporation   Incorporated by reference to the Current Report on Form
                                                                          8-K dated December 1, 2003 (File no. 000-49797)

3.5              Articles of Amendment to the Articles of Incorporation   Incorporated by reference to the Registration Statement
                                                                          on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

4.1              2003 Stock Plan                                          Incorporated by reference to the Current Report on Form
                                                                          S-8 dated May 23, 2003 (File no. 333-105518)

4.11             2004 Stock Plan                                          Incorporated by reference to the Current Report on Form
                                                                          S-8 dated July 15, 2004 (File no. 333-111732)

5.1              Legal Opinion re: legality                               To be filed by amendment.

10.1             Plan & Agreement of Reorganization dated December 18,    Incorporated by reference to the Annual Report on Form
                 2002 by and between Premium Enterprises, Inc and         8-K dated December 30, 2002 (File no. 000-49797)
                 eTotalSource, Inc.

10.2             Employment Agreement of Terry Eilers dated February 7,   Incorporated by reference to the Registration Statement
                 2000 (together with amendment/extension thereto)         on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

10.3             Employment Agreement of Virgil Baker dated February 7,   Incorporated by reference to the Registration Statement
                 2000 (together with amendment/extension thereto)         on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

10.4             Employment Agreement of Michael Sullinger dated August   Incorporated by reference to the Registration Statement
                 1, 2002                                                  on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

10.5             Securities Purchase Agreement, dated October 6, 2004,    Incorporated by reference to the Registration Statement
                 by and between eTotalSource, Inc. and Cornell Capital    on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)


DESIGNATION OF
EXHIBIT AS
SET FORTH IN
ITEM 601 OF
REGULATION S-B              DESCRIPTION                                                       LOCATION
---------------  --------------------------------------                   -------------------------------------------------------
10.6             Investor Registration Rights Agreement, dated October    Incorporated by reference to the Registration Statement
                 6, 2004, by and between eTotalSource, Inc. and Cornell   on Form SB-2 filed on April 21, 2005 (File No.
                 Capital Partners, LP                                     333-124220)

10.7             Security Agreement, dated October 6, 2004, by and        Incorporated by reference to the Registration Statement
                 between eTotalSource, Inc. and Cornell Capital           on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)

10.8             Irrevocable Transfer Agent Instructions, dated October   Incorporated by reference to the Registration Statement
                 6, 2004, by and among eTotalSource, Inc., Cornell        on Form SB-2 filed on April 21, 2005 (File No.
                 Capital Partners, LP, and Executive Registrar &          333-124220)
                 Transfer, Inc.


10.9             Escrow Agreement (SEDA), dated October 6, 2004, by and   Incorporated by reference to the Registration Statement
                 among eTotalSource, Inc., Cornell Capital Partners,      on Form SB-2 filed on April 21, 2005 (File No.
                 LP, and David Gonzalez, Esq.                             333-124220)


10.10            Escrow Agreement (CD), dated October 6, 2004, by and     Incorporated by reference to the Registration Statement
                 among eTotalSource, Inc., Cornell Capital Partners,      on Form SB-2 filed on April 21, 2005 (File No.
                 LP, and David Gonzalez, Esq.                             333-124220)


10.11            Secured Convertible Debenture, dated October 6, 2004     Incorporated by reference to the Registration Statement
                                                                          on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)

10.12            Standby Equity Distribution Agreement, dated October     Incorporated by reference to the Registration Statement
                 6, 2004, by and between eTotalSource, Inc. and Cornell   on Form SB-2 filed on April 21, 2005 (File No.
                 Capital Partners, LP                                     333-124220)

10.13            Registration Rights Agreement, dated October 6, 2004,    Incorporated by reference to the Registration Statement
                 by and between eTotalSource, Inc. and Cornell Capital    on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)

10.14            Placement Agent Agreement, dated October 6, 2004, by     Incorporated by reference to the Registration Statement
                 and among eTotalSource, Inc., Cornell Capital            on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, and Newbridge Securities Corporation, L.P.     333-124220)

DESIGNATION OF
EXHIBIT AS
SET FORTH IN
ITEM 601 OF
REGULATION S-B              DESCRIPTION                                                       LOCATION
---------------  --------------------------------------                   -------------------------------------------------------
10.15            Termination Agreement, dated April 20, 2005 by and       Incorporated by reference to the Registration Statement
                 between eTotalSource, Inc. and Cornell Capital           on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)

10.16            Securities Purchase Agreement, dated April 20, 2005 by   Incorporated by reference to the Registration Statement
                 and between eTotalSource, Inc. and Cornell Capital       on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)

10.17            Registration Rights Agreement, dated April 20, 2005,     Incorporated by reference to the Registration Statement
                 by and between eTotalSource, Inc. and Cornell Capital    on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)

10.18            Security Agreement, dated April 20, 2005, by and         Incorporated by reference to the Registration Statement
                 between eTotalSource, Inc. and Cornell Capital           on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP                                             333-124220)

10.19            Irrevocable Transfer Agent Instructions, dated April     Incorporated by reference to the Registration Statement
                 20, 2005, by and among eTotalSource, Inc., Cornell       on Form SB-2 filed on April 21, 2005 (File No.
                 Capital Partners, LP, and Executive Registrar &          333-124220)
                 Transfer, Inc.

10.20            Escrow Agreement (SEDA), dated April 20, 2005, by and    Incorporated by reference to the Registration Statement
                 among eTotalSource, Inc., Cornell Capital Partners,      on Form SB-2 filed on April 21, 2005 (File No.
                 LP, and David Gonzalez, Esq.                             333-124220)

10.21            Amended and Restated Escrow Agreement (SEDA), dated      Provided herein.
                 September 1, 2005, by and among eTotalSource, Inc.,
                 Cornell Capital Partners, LP, and David Gonzalez, Esq.

10.22            Escrow Agreement (CD), dated April 20, 2005 by and       Incorporated by reference to the Registration Statement
                 and among eTotalSource, Inc., Cornell Capital            on Form SB-2 filed on April 21, 2005 (File No.
                 Partners, LP, and David Gonzalez,Esq.                    333-124220)

10.23            Amended and Restated Escrow Agreement (CD),              Provided herein.
                 dated September 1, 2005, by and among eTotalSource,
                 Inc., Cornell Capital Partners, LP, and David
                 Gonzalez, Esq.

10.24            Secured Convertible Debenture, dated April               Incorporated by reference to the Registration Statement
                 20, 2005.                                                on Form SB-2 filed on April 21, 2005 (File No.
                                                                          333-124220)


DESIGNATION OF
EXHIBIT AS
SET FORTH IN
ITEM 601 OF
REGULATION S-B              DESCRIPTION                                                       LOCATION
---------------  --------------------------------------                   -------------------------------------------------------

10.25            Standby Equity Distribution Agreement,                   Incorporated by reference to the Registration Statement
                 dated April 20, 2005, by and between eTotalSource,       on Form SB-2 filed on April 21, 2005 (File No.
                 Inc., and Cornell Capital Partners, L.P.                 333-124220)


10.26            Investor Registration Rights Agreement, dated April 20,  Incorporated by reference to the Registration Statement
                 2005, by and between eTotalSource, Inc. and Cornell      on Form SB-2 filed on April 21, 2005 (File No.
                 Capital Partners, LP                                     333-124220)

10.27            Placement Agent Agreement, dated April 20,               Incorporated by reference to the Registration Statement
                 2005, by and among eTotal Source, Inc.,                  on Form SB-2 filed on April 21, 2005 (File No.
                 Cornell Capital Partners, and Newbridge Securities       333-124220)
                 Corporation, L.P.


23.1             Updated Consent of Experts and Counsel                   Provided herewith.
                 (Gordon, Hughes & Banks, LLP)

ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any Prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on September 2, 2005.

                            eTotalSource, Inc.

                            By:      /s/ Terry L. Eilers
                                     ---------------------------------------
                            Name:    Terry L. Eilers
                            Title:   Chief Executive Officer, Chairman, and
                                     Principal Executive Officer


                            By:      /s Virgil D. Baker
                                     ---------------------------------------
                            Name:    Virgil D. Baker
                            Title:   Chief Financial Officer, Director, and
                                     Principal Financial and Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


SIGNATURE                                                            TITLE                                       DATE
/s/ Terry L. Eilers
-------------------------------------
Terry L. Eilers                           Chief Executive Officer and Chairman of the Board             September 2, 2005


/s/ Virgil Baker
-------------------------------------
Virgil D. Baker                           Chief Financial Officer and Director                          September 2, 2005


/s/ Michael Sullinger
-------------------------------------
Michael Sullinger                         Chief Operating Officer and Director                          September 2, 2005


/s/ A. Richard Barber
-------------------------------------
A. Richard Barber                         Director                                                      September 2, 2005


/s/ J. Cody Morrow
-------------------------------------
J. Cody Morrow                            Director                                                     September 2, 2005



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